QuickLinks -- Click here to rapidly navigate through this document

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:
/ /	Preliminary Proxy Statement
/ /	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/	Definitive Proxy Statement
/ /	Definitive Additional Materials
/ /	Soliciting Material Pursuant to §240.14a-12
Northwest Airlines Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
/X/	No fee required.
/ /	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
/ /	Fee paid previously with preliminary materials.
/ /
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:
Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

March 29, 2004

To Our Stockholders:

        On behalf of the Board of Directors, we are pleased to invite you to attend the Northwest Airlines Corporation 2004 Annual Meeting of Stockholders. As indicated in the attached Notice, the Meeting will be held in the Equitable Center's Auditorium at 787 Seventh Avenue, New York, New York on Friday, April 23, 2004, at 9:30 a.m. Eastern Time. At the Meeting, in addition to acting on the matters described in the attached Proxy Statement, there will be an opportunity to discuss other matters of interest to you as a stockholder.

        Our Annual Report on Form 10-K for the year ended December 31, 2003, which is not a part of the proxy soliciting material, is enclosed.

        Your vote is important. Whether you own a few shares or many, it is important that your shares are represented. Whether or not you expect to attend the Meeting, you are urged to vote your shares either by telephone (via the 800 number indicated on the accompanying proxy card) or by mail. If you choose to vote by mail, please mark your proxy card, date and sign it, and return it in the enclosed postage-paid envelope in order to ensure that your shares will be represented at the Meeting.

Sincerely,

Gary L. Wilson	Richard H. Anderson	Douglas M. Steenland
Chairman of the Board	Chief Executive Officer	President

NORTHWEST AIRLINES CORPORATION
2700 Lone Oak Parkway

Eagan, Minnesota 55121

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 23, 2004

To the Stockholders of Northwest Airlines Corporation:

        The Annual Meeting of Stockholders of Northwest Airlines Corporation (the "Company") will be held in the Equitable Center's Auditorium at 787 Seventh Avenue, New York, New York 10019 on Friday, April 23, 2004 at 9:30 a.m., Eastern Time, for the following purposes:

  (1)
  To elect 15 directors of the Company for the ensuing year. Three of the director nominees will be elected exclusively by the holders of the Series C Preferred Stock of the Company in accordance with the provisions of the Company's Restated Certificate of Incorporation;

  (2)
  To vote on a stockholder proposal regarding the Company's stockholder rights plan, if the proposal is presented at the Meeting; and

  (3)
  To transact such other business as may properly come before the Meeting and any adjournment thereof.

        The Board of Directors has fixed the close of business on February 27, 2004 as the record date for determination of the stockholders entitled to receive notice of, and to vote at, the Meeting. A list of the names of stockholders of record will be available at the Meeting and for ten days prior to the Meeting for any purpose germane to the Meeting between the hours of 9:00 a.m. and 5:00 p.m. (local time) at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York.

        Your vote is important. Whether or not you plan to attend the Meeting in person, I urge you to vote your proxy as soon as possible. If you plan to attend the Meeting, please mark the appropriate box on your proxy card or follow the instructions provided when you vote by telephone to indicate you plan to attend. In order to be admitted to the Meeting, you will be required to present a valid picture identification, such as a driver's license or passport. Stockholders holding their shares in the name of a bank, broker or other holder of record must bring a brokerage statement or other proof of ownership with you to the Meeting. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the Meeting.

                      By Order of the Board of Directors,

                      Michael L. Miller
                       Vice President—Law and Secretary

March 29, 2004
Eagan, Minnesota

TABLE OF CONTENTS

GENERAL INFORMATION	1
Solicitation of Proxies	1
Outstanding Shares and Voting Rights	1
Foreign Ownership of Shares	2
Voting Procedures for Stockholders of Record	3
Revoking Your Proxy	4
Voting Shares Held in the Employee Stock Plan	4
Electronic Delivery of Proxy Materials and Annual Report	4
Quorum; Vote Required	4
Voting on Other Matters	5
Section 16(a) Beneficial Ownership Reporting Compliance	5
BENEFICIAL OWNERSHIP OF SECURITIES	6
INFORMATION ABOUT OUR BOARD OF DIRECTORS	8
Communications with Directors	9
Director Nomination Process	9
Compensation of Directors	9
Compensation Committee Interlocks and Insider Participation	10
Related Party Transactions	10
REPORT OF THE AUDIT COMMITTEE	11
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS	12
Audit Fees	12
Audit Committee Pre-Approval Policy	12
ITEM 1—ELECTION OF DIRECTORS	14
Information Concerning Director-Nominees	14
ITEM 2—STOCKHOLDER PROPOSAL	16
EXECUTIVE COMPENSATION	19
Report of the Compensation Committee on Executive Compensation	19
Summary Compensation Table	23
Stock Option Grants in 2003	25
Stock Option Exercises in 2003 and December 31, 2003 Stock Option Values	25
Pension Plans	25
Employment and Severance Agreements	28
PERFORMANCE GRAPH	29
2005 ANNUAL MEETING	29
ANNEX 1—Audit Committee Charter	A-1

NORTHWEST AIRLINES CORPORATION
2700 Lone Oak Parkway
Eagan, Minnesota 55121

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON APRIL 23, 2004

GENERAL INFORMATION

Solicitation of Proxies

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Northwest Airlines Corporation to be voted at our Annual Meeting of Stockholders to be held on Friday, April 23, 2004 in the Equitable Center's Auditorium at 787 Seventh Avenue, New York, New York 10019 at 9:30 a.m. Eastern Time, or at any postponement or adjournment thereof. Stockholders will be admitted to the Meeting beginning at 9:00 a.m.

        The mailing of this Proxy Statement, form of proxy and voting instructions will commence on March 29, 2004.

        The cost of this solicitation, including all expenses incurred in preparing, printing and mailing this Proxy Statement, will be borne by the Company. In addition to solicitation by mail, proxies may be solicited on our behalf by directors, officers or employees of the Company in person or by telephone, electronic transmission and facsimile transmission. These individuals will not be additionally compensated, but may be reimbursed for out-of-pocket expenses in connection with the solicitation. The Company also will request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record and will reimburse them for their expenses in forwarding the materials.

Outstanding Shares and Voting Rights

Stockholders Entitled to Vote

        The Board of Directors has set February 27, 2004 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. As of that date, there were outstanding 87,394,391 shares of Common Stock, par value $.01 per share (the "Common Stock"), and 4,771,797 shares of Series C Preferred Stock, par value $.01 per share (the "Series C Preferred Stock"). These securities constitute the only classes of securities entitled to vote at the Meeting.

Voting Rights

        Common Stock.    Each share of Common Stock entitles the holder thereof to one vote on each matter properly brought before the Meeting other than the election of directors to be elected by the holders of Series C Preferred Stock (the "Series C Directors").

        Series C Preferred Stock.    The Series C Preferred Stock is held by certain trusts established pursuant to the Northwest Airlines Corporation Employee Stock Plan, which has been merged into the Company's Retirement Savings Plan (the "Employee Stock Plan") for the benefit of certain employees of Northwest Airlines, Inc. ("Northwest Airlines") and by certain former employees of Northwest Airlines to whom such stock has been distributed from the trusts and their spouses, children and heirs (collectively, "Qualified Holders"). The trusts for the benefit of participating employees were established as part of an overall revised compensation plan for the employees of Northwest Airlines provided by labor agreements entered into in 1993. The Company's Restated Certificate of Incorporation provides that each share of Series C Preferred Stock is convertible at any time prior to redemption into 1.364 shares of Common Stock. The Series C Preferred Stock votes with the Common Stock on all matters submitted to stockholders for a vote, except with respect to the election of directors. Each outstanding share of Series C Preferred Stock held by a Qualified Holder is entitled to 1.364 votes on those matters on which the Series C Preferred Stock is entitled to vote at the Meeting. Shares of Series C Preferred Stock automatically convert into shares of Common Stock upon their sale or transfer to a non-Qualified Holder.

        With respect to the election of directors, the Series C Preferred Stock, voting as a separate class, is entitled to elect three Series C Directors, one of whom is nominated by the International Brotherhood of Teamsters (the "IBT"), one by the International Association of Machinists and Aerospace Workers (the "IAM"), and one by the Northwest Master Executive Council ("Northwest MEC") of the Air Line Pilots Association, International ("ALPA") (collectively, the "Series C Unions"). Prior to August 1, 2003, the number of Series C Directors was the greater of three or the number that represents at least 15 percent of the Company's directors. Given the present size of the board, the three current Series C Directors represent 20% of the total board, more than the 15% minimum representation for Series C Directors provided under the Company's charter.

        During the 60-day period ending on August 1, 2003, holders of the Series C Preferred Stock had the right to "put" their shares of the Series C Preferred Stock to the Company. On August 1, 2003, the Company announced that its Board had determined that the Company could not legally repurchase the outstanding Series C Preferred Stock at that time because the Board of Directors was unable to determine that the Company had adequate legally available surplus to repurchase the outstanding Series C Preferred Stock. As a result, among other things, the Series C Unions became entitled to nominate three additional Series C Directors. If three additional Series C Directors were to be nominated, under the Company's Restated Certificate of Incorporation, the Board of Directors would be permitted to increase the size of the Board and add additional non-union directors to fill the newly created positions, which, depending on the number of non-union directors added, could reduce the representation of the Series C Directors to the 15% minimum, which is less than the 20% of the Board that the Series C Directors currently represent. The Company is currently in discussions with the Series C and other unions regarding the Series C Director positions.

        Holders of Series C Preferred Stock are entitled to vote for or against the three Series C Director nominees as a slate and are not entitled to vote for or against any single Series C Director nominee and are not entitled to vote for the election of any other directors of the Company. The Company has agreed to extend the Northwest MEC's right to nominate a member of the Board of Directors until September 12, 2009.

Foreign Ownership of Shares

        The Federal Aviation Act prohibits non-United States citizens from owning more than 25 percent of the voting interest of a company such as the Company, which owns a United States air carrier. The

Company's Restated Certificate of Incorporation provides that no share of the Company's voting stock may be voted by or at the direction of persons who are not United States citizens unless such shares are registered on a separate stock registry maintained by the Company for non-United States holders (the "Foreign Stock Registry"). The Company's Bylaws provide that no shares of the Company's voting stock held by non-United States citizens will be registered on the Foreign Stock Registry if the amount so registered would exceed foreign ownership restrictions, currently 25 percent of the voting stock of the Company.

        As of the Record Date, shares representing less than one percent of the total outstanding voting stock of the Company (on a fully diluted basis) are registered on the Foreign Stock Registry. Any holder of Common Stock who is not a United States citizen and has not registered its shares on the Foreign Stock Registry maintained by the Company will not be permitted to vote its shares at the Annual Meeting. The enclosed proxy card contains a certification that by signing the proxy card or voting by telephone the stockholder certifies that such stockholder is a United States citizen as that term is defined in the Federal Aviation Act or that the shares represented by the proxy card have been registered on the Company's Foreign Stock Registry.

        Under Section 40102(a)(15) of the Federal Aviation Act, the term "citizen of the United States" is defined as: (i) an individual who is a citizen of the United States, (ii) a partnership each of whose partners is an individual who is a citizen of the United States, or (iii) a corporation or association organized under the laws of the United States or a state, the District of Columbia or a territory or possession of the United States of which the president and at least two-thirds of the board of directors and other managing officers are citizens of the United States, and in which at least 75 percent of the voting interest is owned or controlled by persons that are citizens of the United States.

Voting Procedures for Stockholders of Record

        Whether or not you plan to attend the Annual Meeting, please take the time to vote your shares as soon as possible. Stockholders of record may vote their shares by telephone, by mail, or by attending the Meeting and voting by ballot as described below. If you vote by telephone, you do not need to return your proxy card. (Note: If you are a beneficial owner, please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you.)

        Vote by Telephone.    You may vote by calling the toll-free telephone number on your proxy card. Telephone voting is also available to stockholders who hold their shares in the Employee Stock Plan. Easy to follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded. Telephone voting for stockholders of record and stockholders who hold their shares in the Employee Stock Plan and are entitled to provide voting instructions will be available 24 hours a day, seven days a week. The deadline for voting by telephone is 12:00 p.m. (Central Time) on April 22, 2004 for stockholders of record, and 5:00 p.m. (Central Time) on April 21, 2004 for stockholders holding their shares in the Employee Stock Plan.

        Vote by Mail.    If you choose to vote by mail, simply mark your proxy, date and sign it, and return it in the postage-paid envelope provided.

        Voting by Ballot at the Annual Meeting.    The method by which you vote will not limit your right to vote at the Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, however, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Meeting. Employees who have shares allocated to their account in the Employee Stock Plan must provide voting instructions with respect to their shares to the trustee before the trustee votes the shares and therefore will not be able to provide voting instructions at the Meeting.

        All shares that have been properly voted and for which any proxy submitted has not been revoked will be voted at the Meeting. If you sign and return your proxy card but do not give voting instructions, the shares represented by your proxy will be voted as recommended by the Board of Directors.

Revoking Your Proxy

        You can revoke your proxy at any time before your shares are voted by written notice to the Secretary of the Company, by timely delivery of a later-dated proxy (either by mail or by telephone) prior to the voting of your shares, or if you vote by ballot at the Meeting.

Voting Shares Held in the Employee Stock Plan

        Participants who have shares allocated to their account in the IAM or IBT trusts established under the Employee Stock Plan are entitled to provide voting instructions as to Item 2 only with respect to shares allocated to their account. Participants who have shares allocated to their account in the Employee Stock Plan trust for management and other employees are entitled to provide voting instructions as to Item 1 (other than in connection with the election of Series C Directors) and Item 2 with respect to shares allocated to their account. Any allocated shares held in these trusts for which participant voting instructions are not timely received by the trustee, as well as shares held in the ALPA trust and the supplemental trusts with respect to which participants are not entitled to provide voting instructions, will be voted by the trustees in their discretion. Participants who are entitled to provide voting instructions may do so either by telephone or by mail. If you choose to provide voting instructions by telephone, call the toll-free telephone number on your enclosed voting instruction card. Easy to follow voice prompts allow you to provide your instructions and confirm that they have been properly recorded. If you choose to provide voting instructions by mail, simply mark your enclosed voting instruction card, date and sign it, and return it in the postage paid envelope provided. The trustees of the trusts established under the Employee Stock Plan will vote the number of shares allocated to a participant's account in accordance with the participant's instructions timely received. The deadline for providing voting instructions by telephone is 5:00 p.m. (Central Time) on April 21, 2004. Allocated shares for which the trustees receive no instructions will be voted by the trustees in their discretion.

Electronic Delivery of Proxy Materials and Annual Report

        The Notice of Annual Meeting and Proxy Statement and the 2003 Annual Report on Form 10-K are available on our web site at http://www.ir.nwa.com. Instead of receiving future copies of the Annual Report and Proxy Statement by mail, stockholders can elect to access these materials electronically. Opting to receive your proxy materials online will save us the cost of producing and mailing documents to your home or business.

        Stockholders of Record:    You may enroll in the electronic proxy delivery service by going to http://www.econsent.com/nwac/ and following the prompts. If you enroll for this service, when we send out proxy materials for next year's annual meeting, you will receive by mail a proxy card, along with instructions for accessing the Annual Report and Proxy Statement via the internet.

        Beneficial Stockholders:    If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of the Annual Report and Proxy Statement electronically. Please check the information provided in the proxy materials mailed to you by your bank or broker regarding the availability of this service.

Quorum; Vote Required

        The presence, in person or by proxy, of the holders of a majority of the votes entitled to be cast by the holders of all shares of Common Stock and Series C Preferred Stock that are outstanding and entitled to vote generally at the Annual Meeting is necessary to constitute a quorum, except that (i) with respect to the election of the Common Stock Directors (as defined below), the presence in person or by proxy of holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum and (ii) with respect to the election of the Series C Directors, the presence in person or by proxy of holders of a majority of the outstanding shares of Series C Preferred Stock is necessary to constitute a quorum.

Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

        The nominees for election to the Board of Directors (other than the nominees for the Series C Directors) receiving the greatest number of the affirmative votes cast by holders of Common Stock, up to the twelve directors to be elected, will be elected as directors. Therefore, so long as a quorum is present, abstentions and broker non-votes will have no effect on the election of directors. The election of the slate of nominees for the Series C Directors requires the affirmative vote by the holders of the majority of the Series C Preferred Stock present at the Annual Meeting and entitled to vote. Approval of the stockholder proposal requires the affirmative vote of a majority of the votes which can be cast by the holders of the shares of Common Stock and Series C Preferred Stock present in person or represented by proxy and entitled to vote, voting together as a single class. With respect to the election of the Series C Directors and the stockholder proposal, abstentions will have the same effect as votes against these proposals and broker non-votes will be deemed shares not entitled to vote and will not count as votes for or against such proposals.

Voting on Other Matters

        If other matters are properly presented at the Meeting for consideration, the persons named in the proxy will have the discretion to vote on those matters for you. We are not aware of any other matters to be raised at the Annual Meeting as of the date on which printing of this Proxy Statement commenced.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and 10% stockholders to file reports of holdings and transactions in the Company's equity securities with the SEC and The Nasdaq Stock Market. Based on our records and other information, we believe that in 2003 our directors, executive officers and 10% stockholders met all applicable SEC filing requirements, except as described below:

  •
  The disposition of outstanding stock options and stock appreciation rights held by Michael G. Ristow, a director, and the grant of a replacement stock appreciation right to Mr. Ristow in July 2003 in connection with the Pilots Stock Option Exchange Program was reported late on a Form 5 filed on Mr. Ristow's behalf on February 13, 2004.

  •
  The cash settlement in January 2003 of phantom stock previously granted to Gary L. Wilson, Chairman of the Board, pursuant to The Chairman's Long-Term Retention and Incentive Program was reported late on a Form 4 filed on Mr. Wilson's behalf on February 13, 2003.

  •
  The distribution in August 2001 of 3,957 shares of common stock of the Company to Frederic V. Malek, a director, from a limited partnership of which Mr. Malek was a limited partner, was reported late on a Form 5 filed on Mr. Malek's behalf on February 13, 2004.

BENEFICIAL OWNERSHIP OF SECURITIES

        The following table sets forth the holdings, as of February 27, 2004, of the Company's capital stock of each current director and nominee for director of the Company, each executive officer named in the Summary Compensation Table included in this Proxy Statement, all directors and executive officers of the Company as a group, and each person known to the Company to beneficially own more than five percent of any class of the Company's voting securities. Unless otherwise indicated, each named beneficial owner has sole voting and investment power with respect to the shares listed.

Name of Beneficial Owner	Class of Security	Number of Shares(1)(2)	Percent of Class(1)(2)	Percent of Total Voting Power(12)
Directors/Nominees for Director:
Gary L. Wilson(3)	Common Stock	4,288,180	4.9	4.6
Richard H. Anderson	Common Stock	572,520	*	*
Ray W. Benning, Jr.(4)	—	—	—	—
Richard C. Blum(5)	Common Stock	242,727	*	*
Alfred A. Checchi(6)	Common Stock	5,244,866	6.0	5.6
John Engler	Common Stock	—	—	—
Robert L. Friedman	Common Stock	2,000	*	*
Doris Kearns Goodwin	—	—	—	—
Dennis F. Hightower	Common Stock	1,000	*	*
George J. Kourpias(7)	—	—	—	—
Frederic V. Malek	Common Stock	184,339	*	*
V. A. Ravindran	Common Stock	2,000	*	*
Michael G. Ristow(8)	Common Stock	2,890	*	*
Douglas M. Steenland	Common Stock	451,261	*	*
Leo M. van Wijk	—	—	—	—
Named Executive Officers:
J. Timothy Griffin	Common Stock	175,000	*	*
Philip C. Haan	Common Stock	217,435	*	*
Bernard L. Han	Common Stock	123,098	*	*
All directors and executive officers as a group (18 persons)	Common Stock	11,507,316	13.2	12.3
Other 5% Holders:
Trusts for pilots c/o State Street Bank & Trust Company 200 Newport Avenue, Q3N North Quincy, MA 02171	Common Stock Series C Preferred	6,130,753 59	7.0 *	6.5 *
Trust for ground employees c/o State Street Bank & Trust Company 200 Newport Avenue, Q3 North Quincy, MA 02171	Series C Preferred	3,621,365	76.0	5.3
Trust for flight attendants c/o State Street Bank & Trust Company 200 Newport Avenue, Q3N North Quincy, MA 02171	Series C Preferred	1,096,515	23.0	1.6

Trusts for all other employees c/o State Street Bank & Trust Company 200 Newport Avenue, Q3N North Quincy, MA 02171	Common Stock Series C Preferred(9)	1,162,203 169	1.3 *	1.2 *
Wellington Management Company, LLP(10) 75 State Street Boston, MA 02109	Common Stock	9,096,258	10.4	9.7
Vanguard Windsor Funds—(11) Vanguard Windsor Fund 100 Vanguard Blvd. Malvern, PA 19355	Common Stock	4,787,858	5.5	5.1

*
Less than 1%

(1)
The figures shown include the following shares allocated as of February 27, 2004 to the accounts of participants under the Employee Stock Plan: Ristow—2,890 shares; Haan—2,729 shares; Han—218 shares; and all directors and executive officers as a group—5,837 shares.

(2)
The SEC deems a person to have beneficial ownership of all shares that such person has the right to acquire within 60 days. The figures shown include the following shares subject to stock options granted under the Company's 2001 Stock Incentive Plan, which the individual or group has the right to acquire within 60 days of February 27, 2004: Wilson—50,000 shares; Anderson—94,172 shares; Steenland—92,114 shares; Haan—35,332 shares; Han—37,500 shares; and all directors and executive officers as a group—309,118 shares.

(3)
Mr. Wilson's address is c/o Northwest Airlines Corporation, 2700 Lone Oak Parkway, Eagan, MN 55121.

(4)
Mr. Benning is a retired Director of the Teamsters Airline Division. Mr. Benning disclaims beneficial ownership of the shares beneficially owned by the trust for flight attendants under the Employee Stock Plan.

(5)
Includes (i) 216,423 shares owned directly by Blum Capital Partners, L.P. ("Blum LP") and other entities controlled by Mr. Blum, and (ii) 26,304 shares owned directly by Richard C. Blum & Associates, Inc. ("RCBA Inc."). Mr. Blum is Chairman and a controlling person of RCBA Inc., the sole general partner of Blum LP. Mr. Blum, RCBA Inc. and Blum LP disclaim beneficial ownership of the shares except to the extent of any pecuniary interest therein. The address for Mr. Blum, RCBA Inc. and Blum LP is 909 Montgomery Street, Suite 400, San Francisco, CA 94133.

(6)
Mr. Checchi's address is c/o Northwest Airlines Corporation, 2700 Lone Oak Parkway, Eagan, MN 55121.

(7)
Mr. Kourpias is the retired International President of the IAM. Mr. Kourpias disclaims beneficial ownership of the shares beneficially owned by the trust for ground employees under the Employee Stock Plan.

(8)
Mr. Ristow is a Captain Representative of ALPA. Mr. Ristow disclaims beneficial ownership of the shares beneficially owned by the trusts for pilots under the Employee Stock Plan other than 316 shares which were allocated to Mr. Ristow's account under the Employee Stock Plan and are included in the number of shares listed above under Mr. Ristow's name.

(9)
Represents shares of Series C Preferred Stock held by State Street Bank & Trust Company as trustee of the nonqualified trusts for ground employees and flight attendants.

(10)
Based on a Schedule 13G amendment filed with the SEC on behalf of Wellington Management Company, LLP ("Wellington"), indicating that at January 31, 2004, Wellington, in its capacity as investment advisor, had shared voting power over 2,003,100 of such shares and shared dispositive power over all such shares.

(11)
Based on a Schedule 13G filed with the SEC on behalf of Vanguard Windsor Funds—Vanguard Windsor Fund ("Vanguard"), indicating that at December 31, 2003, Vanguard had sole voting power and shared dispositive powere over all such shares.

(12)
The 4,771,797 shares of Series C Preferred Stock outstanding as of February 27, 2004 are convertible into 6,508,732 shares of Common Stock. Assumes conversion of the Series C Preferred Stock and the issuance of Common Stock pursuant to stock options that are exercisable within 60 days of February 27, 2004.

INFORMATION ABOUT OUR BOARD OF DIRECTORS

        During 2003, the Board of Directors held five regularly scheduled and nine special meetings. The Board of Directors will hold five regularly scheduled meetings in 2004. During 2003, all of our incumbent directors attended at least 75 percent of the regularly scheduled and special meetings of the Board and Board committees on which they served, with the exception of Messrs. Blum and van Wijk. The Company does not have a formal policy relating to Board member attendance at the Company's annual meetings of stockholders; however, all but one of our directors attended last year's annual meeting. During 2003, the Board of Directors had five standing committees. Those committees consisted of the Audit Committee, the Compensation Committee, the Finance Committee, the People Committee (formerly the Human Resources Committee), and the Safety and Security Committee. In January 2004, the Board established a Nominating Committee and amended the Company's By-laws to provide that the Nominating Committee shall nominate candidates to stand for election as directors by the stockholders. A description of the responsibilities of each standing committee of the Board, their current members and meeting information for 2003 follows:

        Audit Committee.    The Audit Committee is presently comprised of Messrs. Friedman (Chairman), Benning and Checchi, each of whom qualifies as an "independent" director under the Nasdaq listing standards. The committee provides assistance to the Board of Directors in fulfilling its responsibility to stockholders and the investment community relating to corporate accounting, reporting practices of the Company, and the quality and integrity of the financial reports of the Company. The committee met twelve times during 2003. A copy of the Audit Committee charter is attached as Annex 1 to this Proxy Statement. Our Board of Directors has determined that two of our current Audit Committee members—Messrs. Friedman and Checchi—are audit committee financial experts.

        Compensation Committee.    The Compensation Committee is presently comprised of Messrs. Malek (Chairman), Blum, Hightower and Ravindran. The committee administers the Company's stock incentive plans, and reviews and approves the compensation of the Chief Executive Officer and the executive officers of the Company who report directly to the Chief Executive Officer and any employment contract or similar arrangement between the Company and any executive officer. The committee participates in senior management succession planning, senior management performance evaluations, and also reviews from time to time the Company's compensation and benefits programs applicable generally to management employees of the Company. The committee met six times during 2003. A subcommittee comprised of Messrs. Hightower and Ravindran exercises all of the powers, duties and responsibilities with respect to the Company's stock incentive plans.

        Finance Committee.    The Finance Committee is presently comprised of Messrs. Anderson (Chairman), Blum, Checchi, Ristow, Steenland and Wilson and three additional members of the Company's senior management. The committee reviews the Company's business and financial strategies, the annual operating and capital budgets and proposed capital expenditures and sales of the Company's assets and acquisitions in excess of $1 million. The committee has the authority to approve proposed capital expenditures, and acquisitions and sales of the Company's assets not exceeding $10 million. The committee met four times during 2003.

        Nominating Committee.    The Nominating Committee is presently comprised of Messrs. Ravindran (Chairman), Checchi and Friedman, each of whom qualifies as an "independent" director under the Nasdaq listing standards. The committee identifies individuals qualified to become members of the Board, nominates the individuals to stand for election as directors of the Company by the stockholders (other than the Series C Directors), and performs additional duties as the Board from time to time delegates to it. The committee was established in January 2004 and therefore did not have any meetings in 2003.

        People Committee.    The People Committee (formerly the Human Resources Committee) is presently comprised of Messrs. Kourpias (Chairman), Anderson, Benning, Goodwin, Ristow and Steenland. The

committee provides general advice, counsel and guidance to management of the Company with respect to the Company's policies and communications with its employees.

        Safety and Security Committee.    The Safety and Security Committee is presently comprised of Messrs. Anderson (Chairman), Ristow and van Wijk. The committee reviews the Company's policies and procedures regarding safety matters and passenger security issues and industry initiatives and reviews the Company's safety performance on a regular basis. The committee met five times during 2003.

        Copies of the committee charters, as well as the Company's Code of Business Conduct, are available on the Company's website at http://www.ir.nwa.com. The Company's Code of Business Conduct is applicable to the members of the Board of Directors and all employees of the Company.

Communications with Directors

        Stockholders or other interested parties may communicate with any director or committee of the Board by writing to them c/o Secretary, Northwest Airlines Corporation, 2700 Lone Oak Parkway, Dept. A1180, Eagan, MN 55121 or by sending an e-mail to corporatesecretary@nwa.com. Comments or questions regarding the Company's accounting, internal controls or auditing matters will be referred to members of the Audit Committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the Nominating Committee.

Director Nomination Process

        In filling a vacancy or a new director position on the Board, the Nominating Committee will perform a search for qualified candidates. The Committee will identify qualified candidates by seeking input from Board members, senior management and, if the Committee deems appropriate, by hiring a search firm. The Committee will also consider recommendations for qualified candidates submitted by stockholders. The Chairman of the Board, the Chief Executive Officer and at least one member of the Committee will interview those candidates who the Committee determines satisfy specific criteria and otherwise qualify for Board membership. The Committee will then meet and consider the qualified candidates and will approve the final candidate. Pursuant to the Company's By-laws, the final candidate will be nominated by the Committee for election by the stockholders at the annual meeting or will be recommended by the Committee for election by the Board to fill a vacancy. Throughout the process, the Chairman of the Committee will keep the Board apprised of its progress in identifying a candidate for the director position.

        The Committee also nominates the director nominees for election by the stockholders at each annual meeting. In determining whether to nominate an incumbent director for re-election, the Committee reviews the performance of the incumbent director, including the director's attendance at prior Board and committee meetings, the director's tenure as a member of the Board and the director's preparation for and participation in Board and committee meetings. Any stockholder recommendations for director candidates may be submitted to the Committee by writing to the Committee c/o Secretary, Northwest Airlines Corporation, 2700 Lone Oak Parkway, Dept. A1180, Eagan, MN 55121 or by sending an e-mail to corporatesecretary@nwa.com.

Compensation of Directors

        The Company's policy is to pay an annual retainer fee and meeting fees to its non-employee directors who are not directly affiliated with one of the parties who were original investors in the 1989 acquisition of the parent company of Northwest Airlines and are not Series C Directors. Currently, Messrs. Engler, Friedman, Hightower and Ravindran and Ms. Goodwin are the only such directors. Each of these directors receives an annual retainer fee of $25,000 and an attendance fee of $1,000 for each Board meeting and each committee meeting attended. All directors of the Company are reimbursed for ordinary expenses incurred in connection with their attendance at Board and committee meetings. Directors and their spouses and dependent children also are eligible for complimentary travel privileges on Northwest

Airlines. In addition, each director is entitled to $25,000 per year of complimentary travel privileges on Northwest Airlines that may be extended to other persons, provided that any amount of such travel privileges utilized by those directors who receive an annual retainer fee reduces dollar for dollar the amount of the annual fee paid to such director.

        Each director is reimbursed by the Company for income taxes resulting from actual use of the complimentary travel privileges on Northwest Airlines by the director, his or her spouse and dependent children. The cost of the complimentary travel privileges extended to Board members, their spouses and dependent children in 2003, including the reimbursement obligation for income tax liability, was as follows: Ray W. Benning, Jr. ($1,905); Alfred A. Checchi ($12,104); John M. Engler ($8,365); Doris Kearns Goodwin ($1,906); Dennis F. Hightower ($2,314); George J. Kourpias ($1,876); Frederic V. Malek ($454); and V.A. Ravindran ($599). Messrs. Anderson, Ristow, Steenland and Wilson are employees of Northwest Airlines and as such are not subject to income taxes from the use of employee pass privileges.

        Pursuant to the Company's By-laws, we indemnify our directors and officers to the fullest extent permitted by law so that they will be free from undue concern about personal liability in connection with their service to the Company.

        In recognition of Mr. Wilson's significant contributions and performance as Chairman of the Board of the Company, in June 1999 the Board of Directors established The Chairman's Long-Term Retention and Incentive Program under which Mr. Wilson was awarded 400,000 phantom stock units. Under the terms of the plan, the vesting of such units in annual increments of 40,000 units over the ten-year term of the plan is subject to the achievement of annual performance objectives to be established each year by the administrator of the plan. Each vested unit represents the right to receive a cash payment equal to the average closing price of a share of Common Stock for the last ten trading days of the year in which such unit vested. For the year ended December 31, 2003, Mr. Hightower, the administrator of the plan, determined that the applicable performance objectives were satisfied and 40,000 units vested on December 31, 2003 in accordance with the provisions of the plan. Mr. Wilson received a cash payment of $501,720 in settlement of such vested units. As an employee of Northwest Airlines, Mr. Wilson also received in 2003 an annual salary of $10,400, medical expense reimbursement payments totaling $6,550, and tax reimbursement payments totaling $8,080. Mr. Wilson also receives travel privileges on other airlines and participates in the benefit and welfare plans available to employees of Northwest Airlines.

Compensation Committee Interlocks and Insider Participation

        Mr. Malek, who was the Chairman of the Compensation Committee during 2003, served as President of the Company from late 1989 to mid-1990. The committee members have no interlocking relationships as defined by the rules and regulations of the SEC.

Related Party Transactions

        Mr. van Wijk is President and Chief Executive Officer of Koninklijke Luchtvaart Maatschappij N.V. ("KLM"). Northwest Airlines and KLM are parties to a trans-atlantic joint venture.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors is comprised of three directors who are "independent" under the Nasdaq listing standards and operates under a written charter adopted by the Board. The Audit Committee reviews the Company's financial reporting process on behalf of the Board. Management has the primary responsibility for the financial statements, the financial reporting process and the Company's internal controls. The Audit Committee also selects the Company's independent accountants.

        In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, as amended or modified (Communication with Audit Committees).

        The Company's independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees). The Audit Committee discussed with the independent accountants that firm's independence, and considered whether the non-audit services provided by the firm to the Company are compatible with maintaining the firm's independence.

        Based on the Audit Committee's discussion with management and the independent accountants, and the Audit Committee's review of the representation of management and the report of the independent accountants to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2003 filed with the SEC.

                      Audit Committee

                      Robert L. Friedman (Chairman)
                      Ray W. Benning
                      Alfred A. Checchi

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

        The Audit Committee has re-appointed Ernst & Young LLP ("Ernst & Young") as the independent public accounting firm to audit the financial statements of the Company and its consolidated subsidiaries for the fiscal year ending December 31, 2004. Representatives of Ernst & Young are expected to be present at the Annual Meeting and will be given an opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

Audit Fees

        The aggregate fees billed to the Company by Ernst & Young for services rendered during 2003 and 2002 were as follows:

        Audit Fees.    Fees for audit services totaled approximately $1,078,000 in 2003 and approximately $1,016,000 in 2002, including fees associated with the annual audit, the reviews of the Company's quarterly reports on form 10-Q, and registration statements filed with the SEC.

        Audit-Related Fees.    Fees for audit-related services totaled approximately $1,015,000 in 2003 and approximately $976,000 in 2002. Audit-related services principally include accounting consultations, audits of the Company's employee benefit plans, and other audits required by regulation or contract.

        Tax Fees.    Fees for tax services, including tax compliance, tax advice and tax planning including expatriate tax services, totaled approximately $558,000 in 2003 and approximately $815,000 in 2002.

        All Other Fees.    The Company did not incur fees except as indicated in the above categories.

Audit Committee Pre-Approval Policy

        Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent auditor. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent auditor.

        Prior to engagement of the independent auditor for each year's audit, management will submit for approval an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit committee.

1.
Audit services include audit work performed in the preparation of financial statements, as well as work that generally only the independent auditor can reasonably be expected to provide, including comfort letters, statutory audits and attest services.

2.
Audit-Related services are for assurance and related services that are traditionally performed by the independent auditor, including employee benefit plan audits, internal control reviews, special procedures required to meet certain regulatory requirements, and consultation regarding financial accounting and/or reporting standards.

3.
Tax services include all services performed by the independent auditor's tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax advice, and audit and appeals assistance with the IRS or other taxing authorities.

4.
Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from the independent auditor.

        Prior to engagement, the Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires the independent auditor and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage the independent auditor for additional services that are permitted under the SEC auditor independence rules but are not contemplated in the original pre-approval. These services most often fall into one of two categories: due diligence (e.g., in relation to acquisitions or divestitures) reported as a component of audit-related services, and tax planning reported as a component of tax services. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditor.

        The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

ITEM 1
ELECTION OF DIRECTORS

        It is proposed that fifteen directors be elected at the Annual Meeting to serve until the next annual meeting of stockholders and until their successors have been duly elected and qualified, or until the director's earlier resignation or removal. Each nominee is presently a director of the Company and also serves as a director of Northwest Airlines Holdings Corporation, NWA Inc., and Northwest Airlines, which are direct and indirect subsidiaries of the Company. The twelve nominees to the Board of Directors to be elected by the holders of the Common Stock (the "Common Stock Directors") were nominated by the Nominating Committee pursuant to the Company's Bylaws. Messrs. Benning, Kourpias and Ristow are the nominees of the Series C Unions for election by the holders of the Series C Preferred Stock.

        The persons named in the enclosed proxy intend to vote the shares covered by proxies for the election of the director-nominees named below. If any nominee shall, prior to the Annual Meeting, become unavailable for election as a director, which is not anticipated, the shares covered by proxies will be voted for such substitute nominee, if any, as may be nominated by the Nominating Committee with respect to any nominee to be a Common Stock Director or as may be nominated by the IAM, IBT or Northwest MEC, as applicable, with respect to any nominee to be a Series C Director.

Information Concerning Director-Nominees

        Information with respect to the business experience and affiliations of the director-nominees follows:

Common Stock Directors

        Richard H. Anderson, age 48, has served as Chief Executive Officer of the Company since April 2001 and was elected a director of the Company in September 2001. He has served in a number of executive positions since joining the Company in 1990, including Executive Vice President and Chief Operating Officer from December 1998 to April 2001, Executive Vice President-Technical Operations and Airport Affairs from April 1998 to December 1998 and Senior Vice President-Technical Operations and Airport Affairs from January 1997 to April 1998. From 1994 to 1996, he served as Senior Vice President-Labor Relations, State Affairs and Law, and from 1990 to 1994 he served as Vice President-Deputy General Counsel. Prior to joining the Company, Mr. Anderson was Staff Vice President and Deputy General Counsel of Continental Airlines. Mr. Anderson also serves as a director of Medtronic, Inc.

        Richard C. Blum, age 68, has served as a director of the Company since 1989. Mr. Blum is Chairman and President of Richard C. Blum & Associates, Inc., which is the general partner of Blum Capital Partners, L.P., a merchant banking and long-term strategic equity investment management firm which acts as general partner for various investment partnerships and as investment advisor to advisory clients. Mr. Blum also serves as a director of URS Corporation, Glenborough Realty Trust Inc., CBRE Holdings, Inc., and Playtex Products, Inc. Mr. Blum is also Co-Chairman of Newbridge Capital.

        Alfred A. Checchi, age 55, has served as a director of the Company since 1989. He was Co-Chairman of the Board of Directors from 1991 to 1997 and sole Chairman of the Board of Directors from 1989 to 1991. Since November 2002, Mr. Checchi has been President of Washington Strategic Partners (financial advisor) and an executive and advisory board member of J.E. Robert Companies (real estate investment). Between 1983 and 1987, he was a principal of Bass Brothers Enterprises. Mr. Checchi began his business career at Marriott Corp. in 1975 and over the next eight years held a variety of management positions, including Vice President of Corporate Development and Treasurer.

        John M. Engler, age 55, was elected a director of the Company in January 2003. In January 2003, Mr. Engler was appointed President of State and Local Government and Vice President of Government Solutions for North America for Electronic Data Systems Corporation, an information technology services company. Mr. Engler served as Michigan's 46th governor for three terms from 1991 through January 2003.

He also serves on the board of directors of Universal Forest Products Inc. and Munder Capital Management.

        Robert L. Friedman, age 61, was elected a director of the Company in May 2002. Since 1999, Mr. Friedman has served as a Senior Managing Director of The Blackstone Group L.P., a private investment firm. Prior to 1999, he was a partner of the law firm of Simpson Thacher & Bartlett LLP. In February 2003, he also became Chief Administrative Officer and Chief Legal Officer of Blackstone. He also serves on the board of directors of Axis Capital Holdings Ltd., Corp Group, Houghton Mifflin Holdings Inc., Premcor Inc. and TRW Automotive Holdings Corp.

        Doris Kearns Goodwin, age 61, has served as a director of the Company since 1997. Ms. Goodwin is a historian and author and has received numerous awards including the Pulitzer Prize in history in 1995. She is currently a member of the Harvard University Board of Overseers and was a Professor of Government at Harvard University from 1969 to 1977.

        Dennis F. Hightower, age 62, has served as a director of the Company since 1997. In March 2001, he retired as Chief Executive Officer of Europe Online Networks, S.A. (Luxembourg-based broadband interactive entertainment company), a position he held since May 2000. From July 1996 to May 2000 Mr. Hightower was Professor of Management at the Harvard Business School. From March 1995 to June 1996 Mr. Hightower was President of Walt Disney Television & Telecommunications (entertainment) and from June 1987 to February 1995 he was President of Disney Consumer Products, Europe, Middle East and Africa. Mr. Hightower is also a director of Accenture Ltd., Domino's, Inc., The Gillette Company, PanAmSat Corporation, and The TJX Companies, Inc.

        Frederic V. Malek, age 67, has served as a director of the Company since 1989. Mr. Malek served as President of Northwest Airlines from late 1989 to mid-1990 and was Vice Chairman of Northwest Airlines from 1990 through 1991. Mr. Malek is Chairman of Thayer Capital Partners, a Washington, D.C.-based merchant bank, which Mr. Malek formed in 1993. Mr. Malek is a director of American Management Systems, Inc. (Mr. Malek intends to resign from this board in May 2004), Automatic Data Processing, Inc., CBRE Holdings, Inc., FPL Group, Inc., and Manor Care, Inc.

        V. A. Ravindran, age 56, has served as a director of the Company since 1992. Since 1994, Mr. Ravindran has served as Chairman of the Board of Peirce Leslie & Co. Ltd., an investment firm specializing in emerging markets in Asia. From 1987 to July 2003, Mr. Ravindran was also Chairman of the Board and President of Paracor Finance Inc., a United States merchant bank wholly owned by Fosters Brewing Group Ltd. of Australia. From 1987 to 1992, Mr. Ravindran was an Executive Director of EFG Holdings (USA), the finance group holding company of Fosters Brewing Group Ltd. of Australia.

        Douglas M. Steenland, age 52, has served as President of the Company since April 2001 and was elected a director of the Company in September 2001. He has served in a number of executive positions since joining the Company in 1991, including Executive Vice President and Chief Corporate Officer from September 1999 to April 2001, Executive Vice President-Alliances, General Counsel and Secretary from January 1999 to September 1999, Executive Vice President, General Counsel and Secretary from June 1998 to January 1999, and Senior Vice President, General Counsel and Secretary from July 1994 to June 1998. Prior to joining the Company, Mr. Steenland was a senior partner at the Washington, D.C. law firm of Verner, Liipfert, Bernhard, McPherson and Hand.

        Leo M. van Wijk, age 57, has served as a director of the Company since 1997 and previously served as a director of the Company from 1991 to 1996. Mr. van Wijk is President and Chief Executive Officer, Board of Managing Directors of KLM (airline), a position he has held since 1997. He joined KLM in 1971 and has held various positions with KLM, including Managing Director from 1991 through 1996 and Chief Operating Officer from January 1997 through August 1997.

        Gary L. Wilson, age 64, has served as a director of the Company since 1989. He has been Chairman of the Board of Directors since April 1997 and was Co-Chairman of the Board of Directors from 1991 to 1997. He joined The Walt Disney Company in 1985 as Executive Vice President and Chief Financial Officer and a director. Before joining Disney, Mr. Wilson served for 11 years in executive positions at Marriott Corp., including Executive Vice President and Chief Financial Officer. Mr. Wilson also serves as a director of KLM, CBRE Holdings, Inc., The Walt Disney Company and Yahoo! Inc. and he serves on the board of trustees of Duke University.

Series C Directors

        Ray W. Benning, Jr., age 60, has served as a director of the Company since 1999. Mr. Benning is currently a labor relations consultant. He served as National Director of the Airline Division of the International Brotherhood of Teamsters from 1995 to 2003, as assistant to the Director of the Teamsters Airline Division from 1993 to 1995, as President of Teamsters Airline Local 2707 from 1985 to 1993, and as a Business Representative of Teamsters Airline Local 2707 from 1975 to 1985.

        George J. Kourpias, age 71, has served as a director of the Company since 1997. Mr. Kourpias is the retired International President of the IAM, a position he held from 1989 to 1997.

        Michael G. Ristow, age 58, has served as a director of the Company since 1999. Captain Ristow has been a Northwest Airlines pilot for over 35 years and has served as a Captain Representative of ALPA since 1993.

  The Board of Directors recommends a vote FOR each of the nominees listed above.

Directors Emeritus

        Directors who have retired under the Company's retirement policy are appointed as Directors Emeritus. Such individuals are entitled to attend and participate in Board meetings but are not entitled to vote at such meetings. Currently, Walter F. Mondale, Thomas L. Kempner and Melvin R. Laird are Directors Emeritus.

ITEM 2
STOCKHOLDER PROPOSAL

        We have been advised that John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278-2453, who owns 150 shares of the Company's Common Stock, intends to submit the following proposal at the Annual Meeting.

2—Shareholder Input on Poison Pill

        RESOLVED: Shareholders request that our Directors increase shareholder voting rights and submit the adoption, maintenance or extension of any poison pill to a shareholder vote as soon as may be practical. Also once this proposal is adopted, dilution or removal of this proposal is requested to be submitted to a shareholder vote at the earliest possible shareholder election. Directors have the flexibility of discretion accordingly in scheduling the earliest shareholder vote and in responding to shareholder votes.

        We as shareholders voted in support of this topic:

Year	Rate of Support
2001	41%
2002	45%
2003	44%

        These percentages are based on yes and no votes cast. I believe this level of shareholder support is significant because this support followed our Directors' objections. Only 15% of shares supported our Directors' position on this topic in 2003 based on shares which voted yes, no or abstain. And insiders own 29% of our stock.

        I do not see why our Directors object to this proposal because it gives our Directors the flexibility to obtain our input and to ignore our shareholder vote if our Directors have a good reason. In three years our Directors have not responded with any management position evidence that our directors consulted with a corporate governance authority who supported this proposal topic. This topic also won an overall 60% yes-vote at 79 companies in 2003.

        John Chevedden, 2215 Nelson Ave., No. 205, Redondo Beach, Calif. 90278 submitted this proposal.

        Poison Pill Negative

The key negative of poison pills is that pills can preserve management deadwood.

        Source: Moringstar.com

        The Potential of a Tender Offer Can Motivate Our Directors

Hectoring directors to act more independently is a poor substitute for the bracing possibility that shareholders could sell the company out from under its present management.

        Source: Wall Street Journal, Feb. 24, 2003

        Diluted Stock

An anti-democratic management scheme to flood the market with diluted stock is not a reason that a tender offer for our stock should fail.

        Source: The Motley Fool

        Like a Dictator

Poison pills are like a dictator who says, "Give up more of your freedom and I'll take care of you."

"Performance is the greatest defense against getting taken over. Ultimately if you perform well you remain independent, because your stock price stays up."

        T.J. Dermot Dunphy, CEO of Sealed Air (NYSE) for 25 years.

        I believe our Directors could make a token response—hoping to gain points in the new corporate governance rating systems. A response, with a loophole to allow our directors to give a poison pill without a shareholder vote at any time, would not substitute for this proposal.

        Council of Institutional Investors Recommendation

The Council of Institutional Investors www.cii.org, whose members have $2 trillion invested, called for shareholder approval of poison pills.

Shareholder Input on a Poison Pill
Yes on 2

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE AGAINST THIS PROPOSAL FOR THE FOLLOWING REASONS:

        The proponent presented this same proposal at the Company's Annual Meetings held in 2001, 2002 and 2003. Less than a majority of the votes cast by the holders of the shares present and entitled to vote at each of these meetings were voted in favor of this proposal in each of these years—41% in 2001, 46% in 2002, and 45% in 2003. The Board of Directors has again reviewed the issues raised in the proposal and, for the reasons indicated below, continues to believe that continuation of the Company's stockholder rights plan is in the best interests of the Company and its stockholders. The Board of Directors of the Company adopted the Company's stockholder rights plan in November 1995 to protect the Company's stockholders in the event of certain unsolicited attempts to acquire control of the Company. According to a report published by the Investor Responsibility Research Center ("IRRC") in 2000, plans similar to the Company's plan have been adopted by over 2,000 U.S. companies and a majority of the companies included in the S&P 500 Stock Index.

        The Board of Directors believes that continuation of the Company's stockholder rights plan is strategically important to the Company given that certain rights of the Company to block a change in control of Continental Airlines are contingent upon there not occurring a change in control of the Company.    Northwest Airlines and Continental Airlines are parties to a long-term alliance agreement. In connection with the repurchase by Continental Airlines from the Company of shares of Continental Airlines common stock previously acquired by the Company in 1998, Continental Airlines issued to the Company one share of its Series B Preferred Stock (the "Preferred Share"). The rights of the Preferred Share, which are set forth in the Certificate of Designations of the Series B Preferred Stock, include the right to block a transaction involving a change in control of Continental Airlines in certain circumstances. The Company could lose these rights, however, if the Company itself were to undergo a change in control. The stockholder rights plan is designed to enable the Company to prevent a change in control on terms that the Company has not fully negotiated and agreed to. Absent the stockholder rights plan, a change in control of the Company could occur without the Board's consent, which could result in the unplanned-for loss of this important Continental Airlines blocking right.

        In addition to the strategic importance of maintaining the Company's stockholder rights plan related to the Company's relationship with Continental Airlines, the Board of Directors believes that maintaining the plan is in the best interests of the Company and its stockholders. The plan is intended to encourage a potential bidder for the Company to negotiate with the Board of Directors prior to any takeover attempt, thereby strengthening the Board's leverage in such negotiations. The plan also allows the Board a greater period of time within which it can properly evaluate an acquisition offer. The Company's rights plan is not intended to, and does not, preclude unsolicited, non-abusive offers to acquire the Company at a fair price. The terms of the Company's plan allow the Board to redeem the rights to permit an acquisition that it determines, in the exercise of its fiduciary duties, reflects the full value of the Company and is fair to all stockholders. The plan therefore strengthens the Board's ability, in the exercise of its fiduciary duties, to protect and maximize the value of the Company for all stockholders.

        The economic benefits of a stockholder rights plan to stockholders have been validated in several studies. A study published in November 1997 by Georgeson & Company found that companies with stockholder rights plans received $13 billion dollars in additional takeover premiums during the period 1992 to 1996. The Georgeson study also concluded that (1) premiums paid to acquire target companies with stockholder rights plans were on average eight percentage points higher than premiums paid for target companies that did not have such plans, (2) the presence of a rights plan did not increase the likelihood of the defeat of a hostile takeover bid or the withdrawal of a friendly bid, and (3) rights plans did not reduce the likelihood that a company would become a takeover target. Thus, evidence suggests that rights plans achieve their principal objectives: protection against inadequate offers and abusive tactics and increased bargaining power of the Board resulting in higher value for stockholders.

        This proposal requires the approval of a majority of the votes that can be cast by the holders of the shares present and entitled to vote at the Annual Meeting. Because the proposal is only a recommendation, however, its approval would not effectuate the changes it references. Redemption of the existing rights under the rights plan would require Board action, and implementation of a requirement for stockholder approval of future stockholder rights plans would require either Board action or a stockholder amendment of the Company's Bylaws.

        The Board of Directors unanimously recommends that stockholders vote AGAINST the adoption of this stockholder proposal. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise in their proxies.

EXECUTIVE COMPENSATION

Report of the Compensation Committee on Executive Compensation

2003 Executive Compensation Summary

        In 2003, the Company's executives received significantly less compensation than they received in 2002. In 2003, Mr. Anderson's salary and incentive compensation totaled $500,000, which is a 33% reduction compared to his salary and incentive compensation in 2002. Mr. Steenland's 2003 salary and incentive compensation totaled $500,000, which is a 29% reduction compared to his 2002 salary and incentive compensation.

        The salaries for Messrs. Anderson and Steenland remain at $500,000 per year and neither executive has received a salary increase since April 2000, even though both of them were promoted to their current positions of CEO and President, respectively, in April 2001. To ensure the Company's compliance with the executive compensation limitations under the Emergency Wartime Supplemental Appropriations Act of 2003 (the "Supplemental Funding Act"), Messrs. Anderson and Steenland each will incur a $45,000 salary reduction during the three months ended March 31, 2004.

Executive Compensation Strategy

        The Compensation Committee establishes the salaries and other compensation of the executive officers of the Company, including its CEO and the other executive officers named in the Summary Compensation Table (the "Named Executive Officers"). The Committee is comprised of four non-employee Directors who the Board of Directors has determined are "independent" within the meaning of the applicable rules of the Nasdaq Stock Market. The Committee has a written charter adopted by the Board, which sets forth the procedures, authority and responsibilities of the Committee.

        Since early 2001, the domestic airline industry has suffered a significant decline in revenues both on an absolute basis and relative to historical trends. This revenue decline resulted from a number of factors, including the impact of the September 11, 2001 terrorist attacks on air travel, the downturn in the U.S. economy, aggressive industry price competition and the rapid growth of low cost airlines. During this period, the Company and other major network carriers incurred unprecedented losses, which led to Chapter 11 bankruptcy filings by several airlines including United Airlines, the world's second largest airline. In 2003, the Company's revenues also were impacted by the war in Iraq and its aftermath, the outbreak of SARS, a sluggish U.S. economy and the continued rapid growth of low cost airlines. In 2003 the Company reported a net loss of $565 million, excluding unusual items, and net income of $236 million including unusual items.

        The Company has taken aggressive steps to mitigate the impact of these adverse industry trends on its operating results and financial condition. In 2003, those steps included a reduction in scheduled capacity, further reductions in the work force, closure of maintenance facilities, flight crew bases, reservations and sales facilities and deferrals and cancellations of discretionary and non-operationally critical spending. These measures have resulted in significant cost savings for the Company and have contributed to the Company reporting among the lowest non-labor costs per available seat mile of all U.S. airlines. Despite the difficult industry conditions, the Company's senior management team, which is one of the most experienced in the industry, has positioned the Company well compared to its major competitors. In 2003, the Company achieved superior revenues per available seat mile compared to the other major network carriers and achieved the second highest margin performance among those airlines. At December 31, 2003, the Company had $2.8 billion of liquidity. Despite these accomplishments, additional measures will be necessary for the Company to regain profitability. The Company's wages, salaries and benefits are significantly higher than the labor costs of many of the Company's competitors, including American Airlines and United Airlines. Labor costs must therefore be a major component of the Company's future cost reduction initiatives. The Company has begun discussions with its labor unions in an effort to align wages, benefits and work rules with the new revenue environment and to remain competitive with airlines that have achieved significant labor cost reductions.

        Given the difficult industry environment and the continued financial pressures facing the Company, the Committee is presented with a challenge—to adopt executive compensation policies that provide incentives for and assist in the retention of the Company's senior management team and that at the same time are consistent with the Company's need to restructure all of its labor costs. This challenge is exacerbated given that the total cash compensation paid to the Company's Named Executive Officers is significantly less than that paid to comparable executives by the other major network carriers. For example, Mr. Anderson's 2002 salary and annual incentive compensation was approximately 60% below the average salary and annual incentive compensation amounts paid to the CEOs of the other major network airlines in 2002. In addition, as noted above, in 2003 the Company's executives received significantly less compensation than they received in 2002. Mr. Anderson's salary and annual incentive compensation totaled $500,000 in 2003, which is a 33% reduction from such amounts in 2002, and Mr. Steenland's salary and annual incentive compensation totaled $500,000 in 2003, which is a 29% reduction from such amounts in 2002. Messrs. Anderson and Steenland will each also incur a $45,000 salary reduction during the three months ended March 31, 2004 in order to ensure the Company's compliance with the executive compensation limitations contained in the Supplemental Funding Act. The salaries for Messrs. Anderson and Steenland remain at $500,000 per year and neither executive has received a salary increase since April 2000, even though both of them were promoted to their current positions of CEO and President, respectively, in April 2001.

Discussion

        Executive Compensation Limitations under the Emergency Wartime Supplemental Appropriations Act of 2003.    In addition to the factors discussed above, the Committee's decisions in 2003 regarding executive compensation were impacted by the provisions of the Supplemental Funding Act, under which certain U.S. airlines, including the Company, received reimbursement from the federal government for security fees previously remitted to the Transportation Security Administration (the "TSA") and for costs associated with the reinforcement of aircraft cockpit doors since the 2001 terrorist attacks. As a condition to receiving such reimbursement, the Company entered into an agreement with the TSA (the "TSA Agreement"), pursuant to which the Company agreed not to provide total cash compensation to either of the Company's two most highly-compensated named executive officers (Messrs. Anderson and Steenland) during the 12-month period beginning April 1, 2003 (the "Restricted Period") in an amount equal to or more than the annual salary paid to such executive in 2002. The agreement provides that if the Company violates the agreement, the Company will be required to return up to all of the assistance amounts paid to the Company under the Supplemental Funding Act (approximately $209 million). Under the terms of the TSA Agreement, the total cash compensation (excluding awards of stock and stock options, health benefits, life insurance benefits and retirement benefits) paid to each of Messrs. Anderson and Steenland during the Restricted Period must be less than $500,000. As a result of the limitations contained in the TSA Agreement, the Company was not able to pay to Messrs. Anderson and Steenland compensation that each executive was entitled to receive during the Restricted Period. Messrs. Anderson and Steenland did not receive payments that were owed to each of them in June 2003 in settlement of 20,000 phantom stock units that vested upon satisfaction of the performance standards for the two-year performance period ended December 31, 2002. The phantom stock units were previously awarded to each executive pursuant to the Company's stock incentive plan. See footnote 6 to the Summary Compensation Table for a description of the terms of the awards. The limitations also prevented the Company from making incentive compensation payments to Messrs. Anderson and Steenland for 2003 under the Company's annual cash incentive plan. In addition, the salaries for Messrs. Anderson and Steenland during the last three months of the Restricted Period (i.e., January 1, 2004 through March 31, 2004) have been reduced by $45,000 to ensure that the Company has a generous margin between the total cash compensation paid to each executive during the Restricted Period and each executive's $500,000 compensation limit.

        Salary.    The 2003 salaries of the Named Executive Officers are shown in the "Salary" column of the Summary Compensation Table. None of the Named Executive Officers received an increase in their salaries during 2003. As discussed above, the salaries for Messrs. Anderson and Steenland have remained at $500,000 since April 2000. In addition, as discussed above, the salaries of Messrs. Anderson and Steenland will be reduced during the first three months of 2004 by $45,000 each to ensure that the Company does not violate the provisions of the TSA Agreement.

        Annual Incentive Compensation.    Each of the Named Executive Officers participates in the Company's annual cash incentive plan. The Company's annual cash incentive plan provides for the payment of cash incentive awards to participants only if certain pre-established corporate and individual goals are achieved for the year. The corporate component of the incentive plan requires that the Company achieve a pre-determined level of income contribution, which is established by the Committee based on the Company's operating budget for the year, as approved by the Board of Directors. The income contribution formula is designed to include those income and expense elements that management has the ability to influence. The individual component is based on the participant's performance relative to his or her individual performance objectives for the year, which are weighted to reflect their relative priority. Each year, the Chief Executive Officer establishes the individual performance objectives for each of the executives reporting to him, and the Committee establishes the individual performance objectives for the Chief Executive Officer. For the Named Executive Officers the corporate and individual goals are assigned weightings of 75% and 25%, respectively. The target incentive payment is 100% of salary for Mr. Anderson, 80% of salary for Mr. Steenland, and 60% of salary for each of the other Named Executive Officers. The incentive payment in any year can increase to a maximum of two times the target incentive payment depending on performance relative to the corporate and individual goals. No annual incentive compensation payments were made to any of the Named Executive Officers in 2003.

        Long Term Incentive Compensation.    Under the Company's stock incentive plans, the Subcommittee may grant restricted stock, stock options and other stock based awards to officers and key employees of the Company and its affiliates. This equity participation is designed to align the interests of the employees receiving stock awards and the Company's stockholders over the long term and is used as a retention tool. The Company's long-term equity-based compensation program for executive officers consists primarily of restricted stock and stock option grants that vest over a multi-year period. Like salary and the annual cash incentive payments, award levels are set with regard to competitive considerations, and each individual's actual award is based upon the individual's performance, potential for increased responsibility and contributions, leadership ability and commitment to the Company's strategic efforts.

        The Compensation Administration Subcommittee (the "Subcommittee") approved an annual restricted stock award to each of the Named Executive Officers in July 2003 under the Company's 1999 Stock Incentive Plan. The value of the restricted stock awards based on the closing price of the Common Stock on the date of grant is shown in the "Restricted Unit Awards" column of the Summary Compensation Table. The restricted stock vests in three equal annual installments beginning on the first anniversary of the grant date so long as the executive remains employed by the Company on the applicable vesting date.

        2003 CEO Compensation.    As discussed above, Mr. Anderson's salary remained at $500,000 during 2003 and will be reduced during the first three months of 2004 to ensure that the Company does not violate the executive compensation limitations under the Supplemental Funding Act. Mr. Anderson did not receive any incentive compensation for 2003 and did not receive other amounts that he was entitled to receive during 2003 as a result of such limitations. As discussed above, Mr. Anderson's salary and incentive compensation in 2003 declined by approximately 33% compared to the amounts he received as salary and annual incentive compensation in 2002. In July 2003 as part of the Company's annual grants, Mr. Anderson received a restricted stock award for 175,000 shares of Common Stock. In connection with the stock option exchange program implemented by the Company in December 2002, Mr. Anderson exchanged options for

753,734 shares of Common Stock for a replacement stock option for 376,687 shares of Common Stock in January 2003.

        Compliance with the $1 Million Limit on Deductible Compensation.    In adopting compensation programs for the Company's executives, the Committee considers the effects of section 162(m) of the Internal Revenue Code, which denies publicly held companies a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to their chief executive officer or any of the four other most highly compensated executive officers employed on the last day of the year. Certain "performance based" compensation is not, however, subject to the limitation on deductibility, provided that certain stockholder approval and independent director requirements are satisfied.

        To the extent consistent with the Company's compensation policies and the Committee's assessment of the interests of stockholders, the Company designs its executive compensation programs to preserve its ability to deduct compensation paid to executives under these programs. However, the Committee balances the costs and burdens involved in compliance with the limitations for deductibility contained in Section 162(m) against the value of the tax benefits to be obtained by the Company by such compliance, and in some instances may pay compensation that is not fully deductible if in its determination such costs and burdens outweigh such benefits.

                      Compensation Committee

                      Frederic V. Malek (Chairman)
                      Richard C. Blum
                      Dennis F. Hightower
                      V. A. Ravindran

Summary Compensation Table

						Long-Term Compensation
	Annual Compensation
						Restricted Stock Awards(2) $	Shares Underlying Options #
Name and Principal Position	Salary $		Bonus $		Other Annual Compensation(1) $			LTIP Payouts $		All Other Compensation(3) $
Richard H. Anderson Chief Executive Officer(4)
2003	500,000	(5)	—		546	1,905,750	376,687		(6)	10,000
2002	500,000		250,000		71,638	1,941,150	—	—	(6)	80,000
2001	500,000		—		3,134	735,000	350,000	330,000		20,000
Douglas M. Steenland President(7)
2003	500,000	(5)	—		170	1,415,700	368,453		(6)	10,000
2002	500,000		200,000		57,103	1,436,100	—	—	(6)	75,000
2001	500,000		—		7,457	735,000	300,000	330,000		20,000
J. Timothy Griffin Executive Vice President—Marketing & Distribution
2003	425,000		—		3,013	1,361,250	138,541		(6)	70,000
2002	420,828		127,500		3,400	—	—		(6)	—
2001	400,000		—		5,056	—	150,000	217,800		—
Philip C. Haan Executive Vice President— International, Sales & Information Services
2003	425,000		—		2,485	1,361,250	141,328		(6)	—
2002	420,828		127,500		3,897	—	—		(6)	—
2001	400,000		—		3,071	—	150,000	217,800		—
Bernard L. Han Executive Vice President & Chief Financial Officer(8)
2003	425,000		—	(9)	811	816,750	—		(6)	39,054
2002	74,101		326,563	(9)	128	58,200	150,000		(6)	13,336

(1)
Amounts represent tax reimbursement payments.

(2)
The amounts in this column do not represent cash payments to the Named Executive Officers. Rather, the amounts shown for 2003 represent the dollar value of restricted stock awards granted to Messrs. Anderson (175,000 shares), Steenland (130,000 shares), Griffin (125,000 shares), Haan (125,000 shares), and Han (75,000 shares) in July 2003 based on the per share closing price of Common Stock on the Nasdaq National Market on the date of grant ($10.89). Under the terms of the restricted stock awards, the shares of Common Stock will vest in three equal annual installments beginning on July 3, 2004 so long as the executive remains employed by the Company on each vesting date. The aggregate number of shares of restricted stock previously granted to the Named Executive Officers over a number of years and held by such officers on December 31, 2003, and the dollar value of such shares was: Mr. Anderson, 495,000 shares ($6,256,800); Mr. Steenland, 395,000 shares, ($4,992,800); Mr. Griffin, 175,000 shares ($2,212,000); Mr. Haan, 175,000 shares ($2,212,000); and Mr. Han, 85,000 ($1,074,400). The dollar values are based on the closing price of our Common Stock on December 31, 2003 ($12.64). No dividends are paid during the restricted period on any restricted shares.

(3)
The 2003 amounts shown for Messrs. Anderson and Steenland represent retainer fees paid by MAIR Holdings, Inc., the parent company of Mesaba Aviation, Inc., to such executives for service on the Board of Directors of that company during the first three months of 2003. Messrs. Anderson and Steenland were designated by Northwest Airlines to serve as directors of MAIR Holdings pursuant to Northwest Airlines' airline services agreements with Mesaba. Messrs. Anderson and Steenland both resigned from the Board of Directors of MAIR Holdings, Inc. effective September 5, 2003. The 2003 amount shown for Mr. Griffin represents compensation provided to Mr. Griffin in 2003 by Orbitz, Inc. ("Orbitz") for service on the Board of Directors of Orbitz commencing December 16, 2003. Northwest Airlines owns a 12.6% equity interest in Orbitz and is entitled to appoint a director to the Orbitz board. This amount represents the Black-Scholes value on the date of grant of options to purchase 4,410 shares of Class A Common Stock of Orbitz. The options have a ten-year term and an exercise price equal to the fair market value of the Company's Class A Common Stock on the grant date ($26 per share). 50% of the options vested immediately and the remaining 50% vest on the first anniversary of the grant date. In addition to an annual grant of options to purchase Orbitz stock, Mr. Griffin and the other members of the Orbitz board will be entitled to receive an annual cash retainer of $20,000 and $1,500 for each board of directors or committee meeting attended. The 2003 amount shown for Mr. Han represents reimbursement for relocation expenses.

(4)
Mr. Anderson was elected Chief Executive Officer of the Company effective April 1, 2001.

(5)
Messrs. Anderson and Steenland have not received any increase in their salaries since April 2000, one year prior to each executive being promoted to their current positions as Chief Executive Officer and President, respectively.

(6)
Each of the Named Executive Officers were previously granted phantom stock unit awards pursuant to the Company's stock incentive plans under which, if certain established performance standards for each performance period are satisfied, a number of units will vest under each award as of the end of the applicable performance period. Each unit represents, when vested, the right to receive a cash payment equal to the average closing price of a share of Common Stock on the ten trading days immediately preceeding June 1 of the year following the applicable performance period. The Subcommittee of the Compensation Committee of the Board of Directors will determine, prior to June 1, 2004, whether the performance standards for the two year performance period ending December 31, 2003 have been satisfied. If such performance standards are determined to have been satisfied, 20,000 units will vest for Messrs. Anderson and Steenland, and 13,200 units will vest for Messrs. Griffin, Haan and Han. The per share closing price of Common Stock on the Nasdaq National Market on December 31, 2003 was $12.64. The performance standards for the two year performance period ending December 31, 2002 were satisfied and 20,000 units should have vested for Messrs. Anderson and Steenland and 13,200 units should have vested for Messrs. Griffin, Haan and Han as of December 31, 2002. Under the terms of the award agreements, the vested units should have been settled in cash on or before June 1, 2003; however, because of the executive compensation limitations contained in the TSA Agreement, the Company did not make any payments to any of the Named Executive Officer in settlement of such units. See the Report of the Compensation Committee above for a discussion of the executive compensation limitations under the TSA Agreement. While Messrs. Anderson and Steenland were the Company's two most highly compensated executives in 2002, because of uncertainty as to application of the limitations in a hypothetical situation in which Mr. Anderson and/or Mr. Steenland were not to remain executives of the Company through the entire Restricted Period, the Company decided to apply the limitations to all of the Named Executive Officers. Assuming that Messrs. Anderson and Steenland remain executives of the Company through the remainder of the Restricted Period, the Company intends to pay to Messrs. Griffin, Haan and Han on or about April 1, 2004 the amounts that were payable on June 1, 2003 in settlement of the units that vested for the two year performance period ending December 31, 2002 ($116,424 for each executive).

(7)
Mr. Steenland was elected President of the Company effective April 1, 2001.

(8)
Mr. Han was elected Executive Vice President & Chief Financial Officer effective October 14, 2002.

(9)
In connection with Mr. Han's joining the Company in October 2002, the Company agreed to pay him a signing bonus equal to $300,000 at the time he joined the Company and annual retention payments equal to $100,000 on December 31 of 2003, 2004, 2005, 2006 and 2007. As described in footnote (6) above, because of the executive compensation limitations contained in the TSA Agreement, the Company elected not to pay any of the Named Executive Officers amounts that could be in excess of the compensation limitations contained in the TSA Agreement. As a result, the Company has not paid Mr. Han the amount owed to him on December 31, 2003. However, assuming Messrs. Anderson and Steenland remain executives of the Company through the remainder of the Restricted Period, the Company intends to pay this amount to Mr. Han on or about April 1, 2004. The 2002 amount shown for Mr. Han represents his $300,000 signing bonus and his pro-rated incentive compensation for 2002 in the amount of $26,563 under the Company's annual cash incentive plan.

Stock Option Grants in 2003(1)

        The following table provides information on stock option grants in 2003 to the Named Executive Officers. The stock option grants shown in the following table were made in January 2003 in connection with the Company's stock option exchange program implemented in December 2002. Each of the Named Executive Officers, other than Mr. Han, elected to participate in the exchange. See the "10-Year Option/SAR Repricings" table included in the Company's proxy statement issued on March 21, 2003 in connection with the 2003 Annual Meeting of Stockholders.

	Individual Grants
Name	Number of Shares Underlying Options Granted (#)	Percent Of Total Options Granted to Employees in 2003	Exercise or Base Price ($/Sh)	Expiration Date	Grant Date Value($)(2)
Richard H. Anderson	376,687	9.68	8.305	1/14/2013	1,363,871
Douglas M. Steenland	368,453	9.47	8.305	1/14/2013	1,334,058
J. Timothy Griffin	138,541	3.56	8.305	1/14/2013	501,615
Philip C. Haan	141,328	3.63	8.305	1/14/2013	511,706
Bernard L. Han	—	—	—	—	—

(1)
In connection with the Company's stock option exchange program implemented in December 2002, Messrs. Anderson, Steenland, Griffin and Haan each surrendered all of their outstanding stock options (options covering 753,374 shares were canceled for Mr. Anderson, 736,905 shares for Mr. Steenland, 277,081 shares for Mr. Griffin, and 282,656 shares for Mr. Haan), and on January 15, 2003 were granted replacement stock options. Under the terms of the exchange offer, the executives received one share subject to option for every two shares subject to option that were surrendered by the executive. The replacement options have an exercise price equal to the fair market value of the Company's common stock on the grant date, will become exercisable in installments of 25% each on the first four anniversaries of the grant date, and have a term of ten years.

(2)
The Black-Scholes model used to calculate the hypothetical values at date of grant considers a number of factors to estimate the option's present value, including the stock's projected volatility, the exercise period of the option, interest rates and the vesting features of the option. The following assumptions were used in determining the values under the Black-Scholes model: (i) risk-free rate of return: 3.231%, (ii) expected stock price volatility: 40%, (iii) exercise period: six years from the grant date, and (iv) dividend yield: 0%.

Stock Option Exercises in 2003 and December 31, 2003 Stock Option Values

			Number of Securities Underlying Unexercised Options Held At December 31, 2003 (#)
					Value of Unexercised In-the-Money Options At December 31, 2003(1)($)
Name	Shares Acquired On Exercise (#)	Value Realized ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Richard A. Anderson	1,647	13,407	—	376,687	—	1,632,938
Douglas M. Steenland	1,647	13,407	—	368,453	—	1,597,244
J. Timothy Griffin	1,647	13,407	—	138,541	—	600,575
Philip C. Haan	4,374	35,736	—	141,328	—	612,657
Bernard L. Han	—	—	37,500	112,500	260,063	780,188

(1)
Based on the per share closing price of Common Stock ($12.64) on the Nasdaq National Market on December 31, 2003 minus the exercise price of such options.

Pension Plans

Adjusted Final Average Earnings Program

        The Company maintains the Northwest Airlines Pension Plan for Salaried Employees (the "Salaried Pension Plan"), a non-contributory pension plan that covers eligible management employees of Northwest Airlines and certain affiliated companies, including each of the Named Executive Officers. Historically, benefits under the Salaried Pension Plan have been computed under an adjusted final average earnings formula. Benefits under this formula are generally determined by multiplying a participant's final average annual compensation by 60% and reducing this amount by an offset for social security benefits payable to the participant and for service of less than 30 years. Final average earnings is the average of the employee's highest 60 consecutive months of total annual cash compensation (including base salary and eligible cash incentive compensation).

        Federal laws place limitations on compensation amounts that may be included under the Salaried Pension Plan. In 2003, up to $200,000 in base salary and eligible incentive compensation could be included in the calculation under the plan. Compensation and benefit amounts which exceed the applicable federal limitations are paid under the Northwest Airlines Excess Pension Plan for Salaried Employees (the "Excess Pension Plan"). This plan is a noncontributory plan and has historically used the same adjusted final average earnings formula as the Salaried Pension Plan.

        As of December 31, 2003, the credited years of service under the Pension Plan and the Excess Pension Plan for Messrs. Anderson, Steenland, Griffin and Haan are 13.2, 12.5, 10.6 and 12.8, respectively. The table below shows the estimated combined annual pension benefit as of December 31, 2003, which would be payable using the adjusted final average earnings formula to participants (including the Named Executive Officers other than Mr. Han) under the Salaried Pension Plan and the Excess Pension Plan. Since Mr. Han was not employed by the Company on January 1, 2001, his benefits under the Salaried Pension Plan and the Excess Pension Plan will be calculated under the cash balance program described below. The benefit levels in the table assume retirement at age 65, the credited years of service shown and payment in the form of a single life annuity.

	Annual Pension Benefits
Final Average Annual Compensation	15 Years of Service	20 Years of Service	25 Years of Service	30 Years of Service	35 Years of Service
$400,000	$117,042	$156,056	$195,070	$234,083	$234,083
$600,000	177,042	236,056	295,070	354,083	354,083
$800,000	237,042	316,056	395,070	474,083	474,083
$1,000,000	297,042	396,056	495,070	594,083	594,083
$1,200,000	357,042	476,056	595,070	714,083	714,083
$1,400,000	417,042	556,056	695,070	834,083	834,083
$1,600,000	477,042	636,056	795,070	954,083	954,083
$1,800,000	537,042	716,056	895,070	1,074,083	1,074,083
$2,000,000	597,042	796,056	995,070	1,194,083	1,194,083

Cash Balance Program

        The Salaried Pension Plan was amended in 2001 to convert the plan to a cash balance design. This change is effective for all active employees in a salaried position as of January 1, 2001 and for any employee hired after that date. All active employees in a salaried position as of January 1, 2001 will receive the higher of their pension benefit calculated under the Salaried Pension Plan after conversion and the benefit calculated under the adjusted final average earnings formula. Under the new design, a hypothetical cash balance account is established for each participant for record-keeping purposes. Each month a participant's cash balance account is credited with a pay credit based on the participant's age, years of service and monthly recognized earnings in accordance with the following schedule:

Sum of Age and Years of Service	Pay Credits as a Percent of Salary and Bonus
Less than 30	6%
30 to 39	7%
40 to 49	8%
50 to 59	10%
60 to 69	12%
70 to 79	15%
80 and over	18%

        In addition, on the last day of each month participants' accounts are credited with interest at an annual rate of 1% over the one-year Treasury bill rate or a minimum rate of 3.5% (3.5% for 2003). Vested benefits under either the cash balance formula or the final average earnings formula of the Salaried Pension Plan are payable to participants upon termination of their employment with the Company in the form of a lump sum or monthly annuity payments.

        The Excess Pension Plan and the SERP (as defined below) were amended for active employees in a salaried position participating in such plans as of January 1, 2001 and for new participants thereafter to convert each plan to a cash balance design in the same manner as under the Salaried Pension Plan. Under the plan amendments, vested pension benefits under the Excess Pension Plan and the SERP are payable as a lump sum upon the participant's termination of employment. All benefits under the Excess Pension Plan and the SERP are unfunded and are payable by the Company from its general assets.

SERP

        The Company has agreed to supplement the pension benefits of each of the named executive officers under the Company's Supplemental Executive Retirement Plan (the "SERP"). Under prior arrangements with Messrs. Anderson and Steenland, the Company agreed to grant each of these executives an additional 10 credited years of service during a five year period. Under the SERP the Company also has agreed to define final average compensation for purposes of determining pension benefits under the adjusted final average earnings formula for each of the named executive officers as the average of the executive's monthly earnings for the highest 36 months (whether or not consecutive) during the executive's employment. In addition, the Company has agreed to supplement the pension benefits of each of the named executive officers under the SERP as follows: Messrs. Anderson and Steenland each will be granted over a five year period beginning April 1, 2001 pay credits under the cash balance formula equal to two times those earned in the Salaried Pension Plan (or, under the adjusted final average earnings formula, up to five additional credited years of service), Messrs. Griffin and Haan each will be granted over a five year period beginning June 1, 2001 pay credits under the cash balance formula equal to three times those earned in the Salaried Pension Plan (or, under the adjusted final average earnings formula, up to ten additional credited years of service), and Mr. Han will be granted over a five year period beginning December 1, 2002 pay credits three times those earned in the Salaried Pension Plan. In each case, the additional pay credits or credited years of service will be granted to the executive only so long as the executive remains employed by the Company during the referenced period, and, in the case of Messrs. Anderson and Steenland, if the executive's employment is terminated in certain circumstances (see "Employment Agreements" below).

Total Pension Benefits

        The estimated total annual pension benefits payable to the Named Executive Officers under the Salaried Pension Plan, the Excess Pension Plan and the SERP if they continue to receive their current base salary and target annual incentive compensation and retire at age 65 is as follows: Mr. Anderson, $810,214; Mr. Steenland, $685,789; Mr. Griffin, $425,150; Mr. Haan, $452,263; and Mr. Han, $517,887.

Employment and Severance Agreements

        The Company has entered into employment agreements with each of the Named Executive Officers. The agreements entitle each executive to receive a base salary and to participate in the Company's compensation and benefit plans. The agreements have no set terms and the executive's employment under his agreement is terminable by either party for any reason upon 30 days written notice. Under the agreements with Messrs. Anderson and Steenland, in the event of a termination of the executive's employment by the Company other than for "cause" (as defined), by the executive for "good reason" (as defined) or due to death or disability, the executive will receive a severance payment equal to three times the executive's annual base salary and target incentive payment, the supplemental pension benefits described above and reimbursement of relocation expenses. Each executive will also continue to receive coverage under the Company's medical and dental plans for the remainder of the executive's and his spouse's lifetimes and will continue to receive coverage under the Company's life insurance and disability plans for a specified period of time. In addition, if the executive's employment is terminated by the Company for any reason other than cause within one year after a change in control of the Company or by the executive at any time within six months after the one year period, in either case, the executive will be entitled to all payments and benefits otherwise due for termination. In the event the executive dies while employed by the Company, the Company has agreed to pay the executive's surviving spouse an annual death benefit equal to 50% of the executive's base salary for ten years or, if earlier, until the executive would have attained age 65.

        Under the agreements with Messrs. Griffin, Haan and Han, in the event of a termination of the executive's employment by the Company other than for "cause" (as defined) or by the executive for "good reason" (as defined), the executive will receive a severance payment equal to two times the executive's annual base salary and target incentive payment. In addition, each of the named executive officers (other than Mr. Han) is entitled to lifetime travel privileges on the Company's flights, additional medical benefits in excess of those available under the Company's health plans, and a gross-up payment for any excise taxes imposed under Section 4999 of the Code on any payment or distribution made to him by the Company. Mr. Han will become entitled to lifetime travel privileges and the additional medical benefits if he remains employed by the Company on September 27, 2005. In addition, in connection with his joining the Company in September 2002, Mr. Han received a signing bonus of $300,000 and the Company agreed to pay him annual retention payments of $100,000 each on December 31 of each of five years beginning in 2003 so long as he continues to be employed by the Company on those dates. The Company has elected to defer payment of Mr. Han's retention payment for 2003 but intends to pay this amount on or about April 1, 2004 (see footnote 9 to the Summary Compensation Table included in this Proxy Statement). The Company also agreed to supplement Mr. Han's retirement benefits by establishing an opening account balance for him under the Excess Plan in the amount of $200,000 and by granting him additional pay credits under the SERP as described above under "Pension Plans."

PERFORMANCE GRAPH

        The following graph compares the cumulative total stockholder return on the Company's Common Stock for the last five fiscal years with the cumulative total return for the same period of the Standard & Poor's 500 Stock Index and the AMEX Airline Index. The graph assumes the investment of $100 on December 31, 1998 and reinvestment of all dividends.

	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02	12/31/03
Northwest Airlines Corporation	$100	87.04	117.85	61.42	28.71	49.45
S&P 500 Index	$100	120.89	109.97	96.94	75.64	97.09
AMEX Airline Index(1)	$100	103.86	114.54	60.16	26.64	42.21

(1)
As of December 31, 2003, the AMEX Airline Index consisted of Alaska Air Group, AMR Corp., Continental Airlines, Delta Air Lines, ExpressJet Holdings, JetBlue Airways, KLM, Northwest Airlines, Skywest Inc. and Southwest Airlines.

2005 ANNUAL MEETING

        Any stockholder who wants to present a proposal at the 2005 Annual Meeting of Stockholders and to have that proposal set forth in the proxy statement and form of proxy mailed in conjunction with that meeting must submit that proposal in writing to the Secretary of the Company no later than November 29, 2004. Our By-laws require that for nominations of persons for election to the Board or the proposal of business not included in our notice of the meeting to be considered by the stockholders at an annual meeting, a stockholder must give timely written notice thereof. To be timely for the 2005 Annual Meeting of Stockholders, that notice must be delivered to the Secretary of the Company at our principal executive offices not less than 60 days and not more than 120 days prior to April 23, 2005. However, if the 2005 Annual Meeting is advanced by more than 20 days, or delayed by more than 70 days, from April 23, 2005, then the notice must be delivered not earlier than the 120th day prior to the 2005 Annual Meeting and not later than the close of business on the later of (a) the 90th day prior to the 2005 Annual Meeting or (b) the tenth day following the day on which public announcement of the date of the 2005 Annual Meeting is first made. The stockholder's notice must contain and be accompanied by certain information as specified in our By-laws. We recommend that any stockholder desiring to make a nomination or submit a proposal for consideration obtain a copy of our By-laws, which may be obtained without charge from the Secretary of the Company upon written request addressed to the Secretary at our principal executive offices.

        This Proxy Statement is accompanied by the Company's Annual Report on Form 10-K for the calendar year ended December 31, 2003. The annual report, which contains audited financial statements, along with other information about the Company, is not incorporated in this Proxy Statement and is not to be deemed a part of the proxy soliciting material.

        Whether or not you expect to attend the Annual Meeting, please vote your shares by telephone in accordance with the instructions set forth on the accompanying proxy card or by returning your completed proxy card in the enclosed postage-paid envelope.

                      By Order of the Board of Directors,

                      Michael L. Miller
                       Vice President—Law and Secretary

March 29, 2003

Annex 1

NORTHWEST AIRLINES CORPORATION
AUDIT COMMITTEE
OF THE
BOARD OF DIRECTORS
CHARTER

        This Audit Committee Charter was adopted by the Board of Directors (the "Board") of Northwest Airlines Corporation (the "Company") on March 2, 2004.

I.     Purpose

        The purpose of the Audit Committee (the "Committee") is to assist the Board with its oversight responsibilities regarding: (i) the integrity of the Company's financial statements; (ii) the Company's compliance with legal and regulatory requirements; (iii) the independent auditor's qualifications and independence; and (iv) the performance of the Company's internal audit function and independent auditor. The Committee shall prepare the report required by the rules of the Securities and Exchange Commission (the "SEC") to be included in the Company's annual proxy statement.

        In addition to the powers and responsibilities expressly delegated to the Committee in this Charter, the Committee may exercise any other powers and carry out any other responsibilities delegated to it by the Board from time to time consistent with the Company's bylaws. The powers and responsibilities delegated by the Board to the Committee in this Charter or otherwise shall be exercised and carried out by the Committee as it deems appropriate without requirement of Board approval, and any decision made by the Committee (including any decision to exercise or refrain from exercising any of the powers delegated to the Committee hereunder) shall be at the Committee's sole discretion. While acting within the scope of the powers and responsibilities delegated to it, the Committee shall have and may exercise all the powers and authority of the Board. To the fullest extent permitted by law, the Committee shall have the power to determine which matters are within the scope of the powers and responsibilities delegated to it.

        Notwithstanding the foregoing, the Committee's responsibilities are limited to oversight. Management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements as well as the Company's financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent auditor is responsible for performing an audit of the Company's annual financial statements, expressing an opinion as to the conformity of such annual financial statements with generally accepted accounting principles and reviewing the Company's quarterly financial statements. It is not the responsibility of the Committee to plan or conduct audits or to determine that the Company's financial statements and disclosure are complete and accurate and in accordance with generally accepted accounting principles and applicable laws, rules and regulations. Each member of the Committee shall be entitled to rely on the integrity of those persons within the Company and of the professionals and experts (including the Company's internal auditor (the "internal auditor") and the Company's independent auditor) from which the Committee receives information and, absent actual knowledge to the contrary, the accuracy of the financial and other information provided to the Committee by such persons, professionals or experts.

        Further, auditing literature, particularly Statement of Accounting Standards No. 100, defines the term "review" to include a particular set of required procedures to be undertaken by independent auditors. The members of the Committee are not independent auditors, and the term "review" as used in this Charter is not intended to have that meaning and should not be interpreted to suggest that the Committee members can or should follow the procedures required of auditors performing reviews of financial statements.

II.    Membership

        The Committee shall consist of at least three members of the Board, none of whom shall be an affiliated person of the Company as set forth in Section 10A(m) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Each Committee member must be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement. Members of the Committee are not required to be engaged in the accounting and auditing profession and, consequently, some members may not be expert in financial matters, or in matters involving auditing or accounting. At least one member of the Committee shall have (i) past employment experience in finance or accounting, (ii) requisite professional certification in accounting or (iii) any other comparable experience or background, including oversight experience, which has resulted in such member's financial sophistication. In addition, each Committee member shall satisfy the independence requirements of the Nasdaq Stock Market and Section 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing requirements promulgated thereunder by the SEC, including Rule 10A-3(b)(1) under the Exchange Act.

        The members of the Committee, including the Chair of the Committee, shall be appointed by the Board. Committee members may be removed from the Committee, with or without cause, by the Board.

        Each member of the Committee shall receive as compensation from the Company only those forms of compensation that are not prohibited by Section 301 of the Sarbanes-Oxley Act of 2002 and the rules and listing requirements promulgated thereunder by the SEC and the Nasdaq Stock Market.

III.  Meetings and Procedures

        The Chair (or in his or her absence, a member designated by the Chair) shall preside at each meeting of the Committee and set the agendas for Committee meetings. The Committee shall have the authority to establish its own rules and procedures for notice and conduct of its meetings so long as they are not inconsistent with any provisions of the Company's bylaws that are applicable to the Committee.

        The Committee shall meet at least once during each fiscal quarter and more frequently as the Committee deems desirable. The Committee shall meet separately, periodically, with management, with the internal auditor, and with the independent auditor.

        All non-management directors that are not members of the Committee may attend and observe meetings of the Committee, but shall not participate in any discussion or deliberation unless invited to do so by the Committee, and in any event shall not be entitled to vote. The Committee may, at its discretion, include in its meetings members of the Company's management, representatives of the independent auditor, the internal auditor, any other financial personnel employed or retained by the Company or any other persons whose presence the Committee believes to be necessary or appropriate. Notwithstanding the foregoing, the Committee may also exclude from its meetings any persons it deems appropriate, including, but not limited to, any non-management director that is not a member of the Committee.

        The Committee may retain any independent counsel, experts or advisors (accounting, financial or otherwise) that the Committee believes to be necessary or appropriate. The Committee may also utilize the services of the Company's regular legal counsel or other advisors to the Company. The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent auditor for the purpose of rendering or issuing an audit report and to any advisors employed by the Committee.

        The Committee may conduct or authorize investigations into any matters within the scope of the powers and responsibilities delegated to the Committee.

IV.    Powers and Responsibilities

  Interaction with the Independent Auditor

        1.    Appointment and Oversight.    The Committee shall be directly responsible and have sole authority for the appointment, compensation, retention and oversight of the work of the independent auditor (including resolution of any disagreements between Company management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work or performing other audit, review or attest services for the Company, and the independent auditor shall report directly to the Committee.

        2.    Pre-Approval of Services.    Before the independent auditor is engaged by the Company or its subsidiaries to render audit or non-audit services, the Committee shall pre-approve the engagement. Committee pre-approval of audit and non-audit services will not be required if the engagement for the services is entered into pursuant to pre-approval policies and procedures established by the Committee regarding the Company's engagement of the independent auditor, provided the policies and procedures are detailed as to the particular service, the Committee is informed of each service provided and such policies and procedures do not include delegation of the Committee's responsibilities under the Exchange Act to the Company's management. The Committee may delegate to one or more designated members of the Committee the authority to grant pre-approvals, provided such approvals are presented to the Committee at a subsequent meeting. If the Committee elects to establish pre-approval policies and procedures regarding non-audit services, the Committee must be informed of each non-audit service provided by the independent auditor. Committee pre-approval of non-audit services (other than review and attest services) also will not be required if such services fall within available exceptions established by the SEC.

        3.    Independence of Independent Auditor.    The Committee shall, at least annually, review the independence and quality control procedures of the independent auditor and the experience and qualifications of the independent auditor's senior personnel that are providing audit services to the Company. In conducting its review:

            (i)  The Committee shall obtain and review a report prepared by the independent auditor describing (a) the auditing firm's internal quality-control procedures and (b) any material issues raised by the most recent internal quality-control review, or peer review, of the auditing firm, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the auditing firm, and any steps taken to deal with any such issues.

           (ii)  The Committee shall ensure that the independent auditor prepare and deliver, at least annually, a written statement delineating all relationships between the independent auditor and the Company, consistent with Independence Standards Board Standard 1. The Committee shall actively engage in a dialogue with the independent auditor with respect to any disclosed relationships or services that, in the view of the Committee, may impact the objectivity and independence of the independent auditor. If the Committee determines that further inquiry is advisable, the Committee shall take appropriate action in response to the independent auditor's report to satisfy itself of the auditor's independence.

          (iii)  The Committee shall confirm with the independent auditor that the independent auditor is in compliance with the partner rotation requirements established by the SEC.

          (iv)  The Committee shall consider whether the Company should adopt a rotation of the annual audit among independent auditing firms.

           (v)  The Committee shall, if applicable, consider whether the independent auditor's provision of any permitted information technology services or other non-audit services to the Company is compatible with maintaining the independence of the independent auditor.

  Annual Financial Statements and Annual Audit

        4.    Meetings with Management, the Independent Auditor and the Internal Auditor.

            (i)  The Committee shall meet with management, the independent auditor and the internal auditor in connection with each annual audit to discuss the scope of the audit, the procedures to be followed and the staffing of the audit.

           (ii)  The Committee shall review and discuss with management and the independent auditor: (A) major issues regarding accounting principles and financial statement presentation, including any significant changes in the Company's selection or application of accounting principles, and major issues as to the adequacy of the Company's internal controls and any special audit steps adopted in light of material control deficiencies; (B) any analyses prepared by management or the independent auditor setting forth significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including analyses of the effects of alternative GAAP methods on the Company's financial statements; and (C) the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company's financial statements.

          (iii)  The Committee shall review and discuss the annual audited financial statements with management and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations."

          (iv)  The Committee shall review and discuss the disclosures regarding internal controls and other matters required by Sections 302 and 404 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC.

        5.    Separate Meetings with the Independent Auditor.

            (i)  The Committee shall review with the independent auditor any problems or difficulties the independent auditor may have encountered during the course of the audit work, including any restrictions on the scope of activities or access to required information or any disagreements with management and management's responses to such matters. Among the items that the Committee should consider reviewing with the Independent Auditor are: (A) any accounting adjustments that were noted or proposed by the auditor but were "passed" (as immaterial or otherwise); (B) any communications between the audit team and the independent auditor's national office respecting auditing or accounting issues presented by the engagement; and (C) any "management" or "internal control" letter issued, or proposed to be issued, by the independent auditor to the Company. The Committee shall obtain from the independent auditor assurances that Section 10A(b) of the Exchange Act has not been implicated.

           (ii)  The Committee shall discuss with the independent auditor the report that such auditor is required to make to the Committee, at least annually, regarding: (A) all accounting policies and practices to be used that the independent auditor identifies as critical; (B) all alternative treatments within GAAP for policies and practices related to material items that have been discussed among management and the independent auditor, including the ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor; and (C) all other material written communications between the independent auditor and management of the Company, such as any management letter, management representation letter, reports on observations and recommendations on internal controls, independent auditor's engagement letter, independent auditor's independence letter, schedule of unadjusted audit differences and a listing of adjustments and reclassifications not recorded, if any.

          (iii)  The Committee shall discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," as then in effect.

        6.    Recommendation to Include Financial Statements in Annual Report.    The Committee shall, based on the review and discussions in paragraphs 4(iii) and 5(iii) above, and based on the disclosures received from the independent auditor regarding its independence and discussions with the auditor regarding such independence pursuant to subparagraph 3(ii) above, determine whether to recommend to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year subject to the audit.

  Quarterly Financial Statements

        7.    Meetings with Management, the Independent Auditor and the Internal Auditor.    The Committee shall review and discuss (a) the quarterly financial statements with management and the independent auditor, including the Company's disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and (b) the disclosures regarding internal controls and other matters required by Sections 302 and 404 of the Sarbanes-Oxley Act of 2002 and any rules promulgated thereunder by the SEC.

  Internal Audit

        8.    Appointment.    The Committee shall review the appointment and replacement of the internal auditor.

        9.    Separate Meetings with the Internal Auditor.    The Committee shall meet periodically with the Company's internal auditor to discuss the responsibilities, budget and staffing of the Company's internal audit function and any issues that the internal auditor believes warrant audit committee attention. The Committee shall discuss with the internal auditor any significant reports to management prepared by the internal auditor and any responses from management.

  Other Powers and Responsibilities

        10.   The Committee shall discuss with management and the independent auditor the Company's earnings press releases (with particular focus on any "pro forma" or "adjusted" non-GAAP information), as well as financial information and earnings guidance provided to analysts and rating agencies. The Committee's discussion in this regard may be general in nature (i.e., discussion of the types of information to be disclosed and the type of presentation to be made).

        11.   The Committee shall review all related party transactions on an ongoing basis and all such transactions must be approved by the Committee.

        12.   The Committee shall discuss with management and the independent auditor any correspondence from or with regulators or governmental agencies, any employee complaints or any published reports that raise material issues regarding the Company's financial statements, financial reporting process, accounting policies or internal audit function.

        13.   The Committee shall discuss with the Company's General Counsel or outside counsel any legal matters brought to the Committee's attention that could reasonably be expected to have a material impact on the Company's financial statements.

        14.   The Committee shall request assurances from management and the Company's internal auditors that the Company and its foreign subsidiaries and foreign affiliated entities, if any, are in conformity with applicable legal requirements, including disclosure of affiliated party transactions, and the Company's code of conduct.

        15.   The Committee shall discuss with management the Company's policies with respect to risk assessment and risk management. The Committee shall discuss with management the Company's significant financial risk exposures and the actions management has taken to limit, monitor or control such exposures.

        16.   The Committee shall set clear hiring policies for employees or former employees of the Company's independent auditor.

        17.   The Committee shall establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters. The Committee shall also establish procedures for the confidential and anonymous submission by employees regarding questionable accounting or auditing matters.

        18.   The Committee shall provide the Company with the report of the Committee with respect to the audited financial statements required by Item 306 of Reg. S-K, for inclusion in each of the Company's annual proxy statements.

        19.   The Committee, through its Chair, shall report regularly to, and review with, the Board any issues that arise with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditor, the performance of the Company's internal audit function or any other matter the Committee determines is necessary or advisable to report to the Board.

        20.   The Committee shall at least annually perform an evaluation of the performance of the Committee and its members, including a review of the Committee's compliance with this Charter.

        21.   The Committee shall at least annually review and reassess this Charter and submit any recommended changes to the Board for its consideration.

NORTHWEST AIRLINES CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Friday, April 23, 2004
9:30 a.m. (Eastern Time)

The Equitable Center Auditorium
787 Seventh Avenue
New York, New York 10019

Dear Northwest Airlines Corporation Stockholder:

Your vote is important. We encourage you to vote promptly and to take advantage of telephone voting, which is available 24 hours a day, seven days a week.

If you previously consented to access your proxy materials electronically, you may view the Company's 2003 Annual Report on Form 10-K and the Proxy Statement for the 2004 Annual Meeting of Stockholders on the Company's website at http://www.ir.nwa.com.

Receive future annual meeting materials electronically!
Consenting to receive all future annual meeting materials and stockholder communications electronically is simple and fast! Enroll today at http://www.econsent.com/nwac/. If you enroll for this service, when the Company sends out its proxy materials for next year's annual meeting, you will receive by mail a Notice of the Annual Meeting of Stockholders and proxy card, along with instructions for accessing the Annual Report and Proxy Statement via the internet. If you do not choose to access these materials electronically, you will continue to receive them by mail.

Proxy Card	NORTHWEST AIRLINES CORPORATION 2700 Lone Oak Parkway, Eagan, MN 55121

This proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting.

The stockholder(s) named on this proxy card appoints as proxies Richard H. Anderson and Douglas M. Steenland, and each of them, with power of substitution, to represent and vote as directed on the reverse side of this proxy card all shares of stock of Northwest Airlines Corporation held of record by the stockholder(s) on February 27, 2004 at the Annual Meeting of Stockholders to be held at the Equitable Center, 787 Seventh Avenue, New York, New York at 9:30 a.m. (Eastern Time) on April 23, 2004, and at any adjournment or postponement. All former proxies are revoked. This proxy authorizes each person named above to vote at his discretion on any other matter that may properly come before the meeting or any adjournment or postponement. If no specific voting instructions are given, the shares will be voted as recommended by the Board of Directors. The undersigned acknowledges receipt of the Notice of Annual Meeting and Proxy Statement with respect to the Annual Meeting and certifies that, to the knowledge of the undersigned, all equity securities of Northwest Airlines Corporation owned of record or beneficially by the undersigned are owned and controlled by only U.S. citizens (as defined in the proxy statement) or have been registered on the Foreign Stock Registry of the Company.

  •
  Voting by Telephone:    If you wish to provide voting directions by telephone, please follow the instructions on the reverse side of this card. If you vote by telephone you do not need to return this proxy card.

  •
  Voting by Mail:    If you wish to vote by mail, please mark, sign and date this proxy card and return it in the enclosed postage-paid envelope.

  (Continued, and to be signed and dated on reverse side)

COMPANY #

YOU MAY VOTE YOUR PROXY BY TELEPHONE OR BY MAIL

VOTE BY PHONE - TOLL FREE - 1-800-560-1965

    •
    Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 p.m. (Central Time) on Thursday, April 22, 2004.
    •
    Please have this proxy card and the last four digits of your Social Security Number available. Follow the simple instructions provided.
    •
    Please DO NOT hang up until you have been prompted and have replied regarding your attendance at the Annual Meeting.

    Note: Your telephone vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY MAIL

    •
    Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

IF YOU VOTE BY TELEPHONE, PLEASE DO NOT MAIL BACK THIS PROXY CARD

\*/    Fold and detach here if you are voting by mail    \*/
 Read instructions above if you are voting by telephone.

Proxy Card

The Board of Directors recommends a vote "FOR" Item 1

1.	ELECTION OF DIRECTORS:
	Nominees:	01–Richard H. Anderson 02–Richard C. Blum	03–Alfred A. Checchi 04–John M. Engler	05–Robert L. Friedman 06–Doris Kearns Goodwin	07–Dennis F. Hightower 08–Frederic V. Malek 09–V.A. Ravindran	10–Douglas M. Steenland 11–Leo M. van Wijk 12–Gary L. Wilson

☐ FOR all nominees except as marked	☐ WITHHOLD AUTHORITY to vote for all nominees listed

Instruction:	To withhold authority to vote for any individual nominee, mark the "FOR all nominees except" box and write the nominee's number in the "Exceptions" box.	Exceptions:
The Board of Directors recommends a vote "AGAINST" Item 2
2.	STOCKHOLDER PROPOSAL REGARDING STOCKHOLDER RIGHTS PLAN:	☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
☐	Check this box if you plan to attend the Annual Meeting. Stockholders will be admitted to the Annual Meeting beginning at 9:00 a.m. (ET)	☐	Address change? Mark box and indicate changes below.	Certification:

Pursuant to federal law and Northwest's Certificate of Incorporation, voting stock is subject to certain foreign ownership restrictions. By signing Corporation owned of record or beneficially by the undersigned are owned and controlled only by U.S. citizens (as defined in the proxy statement) or have been registered on the Foreign Stock Registry of the Company.

PLEASE SIGN exactly as name or names appear on this proxy. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, so indicate when signing. If the stockholder is a corporation, please give full title. If more than one trustee, all should sign.
Date:

Signature

NORTHWEST AIRLINES CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Friday, April 23, 2004
9:30 a.m. (Eastern Time)

The Equitable Center Auditorium
787 Seventh Avenue
New York, New York 10019

Dear Employee Stock Plan Participant:

If you previously registered to receive the Company's proxy materials electronically, you may access the Company's 2003 Annual Report on Form 10-K and Proxy Statement for the 2004 Annual Meeting of Stockholders on the Company's website at http://www.ir.nwa.com. ESP participants who have a Company e-mail address have been automatically registered to receive access to these materials electronically.

If you are not yet registered for electronic delivery of the Company's proxy materials and would like to sign up, please visit http://www.econsent.com/nwac/ and follow the instructions. Click on the prompt describing the ESP and log in using your last name and social security number. Additional prompts will allow you to register to receive future proxy materials on-line. You are encouraged to take advantage of this service. By registering for electronic access to these materials, you will help the Company save money on printing and postage costs.

Voting Direction Card	NORTHWEST AIRLINES CORPORATION 2700 Lone Oak Parkway, Eagan, MN 55121

DIRECTION TO TRUSTEE
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 23, 2004

As a participant in the Northwest Airlines Corporation Employee Stock Plan (which has been merged into the Company's Retirement Savings Plan, the "Employee Stock Plan" or "ESP"), I hereby direct the Trustee to vote the shares of stock allocated to my Employee Stock Plan account at the Annual Meeting of Stockholders which will be held on April 23, 2004, and at any adjournments thereof, in accordance with my instructions provided by telephone or as indicated on the reverse side of this card. I understand that the Trustee will vote, in its sole discretion, shares for which no directions have been received.

Your voting directions must be received by 5:00 p.m. (Central Time), on Wednesday, April 21, 2004, in order to be counted. If you do not provide specific voting directions with respect to any Item, the Trustee will vote your shares in its sole discretion. The Trustee is authorized to vote your shares in its sole discretion upon any other business that may properly come before the meeting.

  •
  Provide Voting Directions by Telephone:    If you wish to provide voting directions by telephone, please follow the instructions on the reverse side of this card. If you respond by telephone, you do not need to return this proxy card.

  •
  Provide Voting Directions by Mail:    If you wish to provide voting directions by mail, please mark, sign and date this voting direction card and return it in the enclosed postage-paid envelope.

  (Continued, and to be signed and dated on reverse side)

COMPANY #

YOU MAY PROVIDE VOTING DIRECTIONS
TO THE TRUSTEE BY TELEPHONE OR BY MAIL

PROVIDE VOTING DIRECTIONS BY PHONE - TOLL FREE - 1-800-560-1965

    •
    Use any touch-tone telephone to provide voting directions 24 hours a day, 7 days a week, until 5:00 p.m. (Central Time) on Wednesday, April 21, 2004.
    •
    Please have this voting direction card and the last four digits of your Social Security Number available. Follow the simple instructions provided.
    •
    Please DO NOT hang up until you have been prompted and have replied regarding your attendance at the Annual Meeting.

PROVIDE VOTING INSTRUCTIONS BY MAIL:

    •
    Mark, sign and date this voting direction card and return it in the postage-paid envelope provided.

NOTE:    The deadline for providing voting directions by telephone is 5:00 p.m. (Central Time), Wednesday, April 21, 2004.

IF YOU PROVIDE VOTING DIRECTIONS BY TELEPHONE, PLEASE DO NOT MAIL BACK THIS VOTING DIRECTION CARD

\*/    Please detach here    \*/

NORTHWEST AIRLINES CORPORATION EMPLOYEE STOCK PLAN	Voting Direction Card

The Board of Directors recommends a vote "AGAINST" the stockholder proposal (Item 2 described in the enclosed Proxy Statement)

1.	STOCKHOLDER PROPOSAL REGARDING STOCKHOLDER RIGHTS PLAN:

☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	In its discretion, the Trustee is authorized to vote upon such other matters as may properly come before the meeting.
☐	Check this box if you plan to attend the Annual Meeting. Stockholders will be admitted to the Annual Meeting beginning at 9:00 a.m. (ET)	☐	Address change? Mark box and indicate changes below.	Certification: If you are responding by mail, please sign, date and return this voting direction card promptly using the enclosed envelope.
Date:

Signature of Participant

NORTHWEST AIRLINES CORPORATION

ANNUAL MEETING OF STOCKHOLDERS

Friday, April 23, 2004
9:30 a.m. (Eastern Time)

The Equitable Center Auditorium
787 Seventh Avenue
New York, New York 10019

Dear Employee Stock Plan Participant:

If you previously registered to receive the Company's proxy materials electronically, you may access the Company's 2003 Annual Report on Form 10-K and Proxy Statement for the 2004 Annual Meeting of Stockholders on the Company's website at http://www.ir.nwa.com. ESP participants who have a Company e-mail address have been automatically registered to receive access to these materials electronically.

Voting Direction Card	NORTHWEST AIRLINES CORPORATION 2700 Lone Oak Parkway, Eagan, MN 55121

DIRECTION TO TRUSTEE
FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON APRIL 23, 2004

As a participant in the Northwest Airlines Corporation Employee Stock Plan (which has been merged into the Company's Retirement Savings Plan, the "Employee Stock Plan" or "ESP"), I hereby direct the Trustee to vote the shares of stock allocated to my Employee Stock Plan account at the Annual Meeting of Stockholders which will be held on April 23, 2004, and at any adjournments thereof, in accordance with my instructions provided by telephone or as indicated on the reverse side of this card. I understand that the Trustee will vote, in its sole discretion, shares for which no directions have been received.

Your voting directions must be received by 5:00 p.m. (Central Time), on Wednesday, April 21, 2004, in order to be counted. If you do not provide specific voting directions with respect to any Item, the Trustee will vote your shares in its sole discretion. The Trustee is authorized to vote your shares in its sole discretion upon any other business that may properly come before the meeting.

  •
  Provide Voting Directions by Telephone:    If you wish to provide voting directions by telephone, please follow the instructions on the reverse side of this card. If you respond by telephone, you do not need to return this proxy card.

  •
  Provide Voting Directions by Mail:    If you wish to provide voting directions by mail, please mark, sign and date this voting direction card and return it in the enclosed postage-paid envelope.

  (Continued, and to be signed and dated on reverse side)

COMPANY #

YOU MAY PROVIDE VOTING DIRECTIONS
TO THE TRUSTEE BY TELEPHONE OR BY MAIL

PROVIDE VOTING DIRECTIONS BY PHONE - TOLL FREE - 1-800-560-1965:

    •
    Use any touch-tone telephone to provide voting directions 24 hours a day, 7 days a week, until 5:00 p.m. (Central Time) on Wednesday, April 21, 2004.
    •
    Please have this voting direction card and the last four digits of your Social Security Number available. Follow the simple instructions provided.
    •
    Please DO NOT hang up until you have been prompted and have replied regarding your attendance at the Annual Meeting.

PROVIDE VOTING INSTRUCTIONS BY MAIL:

    •
    Mark, sign and date this voting direction card and return it in the postage-paid envelope provided.

NOTE:    The deadline for providing voting directions by telephone is 5:00 p.m. (Central Time), Wednesday, April 21, 2004.

IF YOU PROVIDE VOTING DIRECTIONS BY TELEPHONE, PLEASE DO NOT MAIL BACK THIS VOTING DIRECTION CARD

\*/    Please detach here    \*/

NORTHWEST AIRLINES CORPORATION EMPLOYEE STOCK PLAN	Voting Direction Card

The Board of Directors recommends a vote "FOR" Item 1

1.	ELECTION OF DIRECTORS:
	Nominees:	01–Richard H. Anderson 02–Richard C. Blum	03–Alfred A. Checchi 04–John M. Engler	05–Robert L. Friedman 06–Doris Kearns Goodwin	07–Dennis F. Hightower 08–Frederic V. Malek 09–V.A. Ravindran	10–Douglas M. Steenland 11–Leo M. van Wijk 12–Gary L. Wilson

☐ FOR all nominees except as marked	☐ WITHHOLD AUTHORITY to vote for all nominees listed

Instruction:	To withhold authority to vote for any individual nominee, mark the "FOR all nominees except" box and write the nominee's number in the "Exceptions" box.	Exceptions:
The Board of Directors recommends a vote "AGAINST" Item 2
2.	STOCKHOLDER PROPOSAL REGARDING STOCKHOLDER RIGHTS PLAN:	☐ FOR	☐ AGAINST	☐ ABSTAIN
3.	In its discretion, the Trustee is authorized to vote upon such other matters as may properly come before the meeting.
☐	Check this box if you plan to attend the Annual Meeting. Stockholders will be admitted to the Annual Meeting beginning at 9:00 a.m. (ET)	☐	Address change? Mark box and indicate changes below.
If you are responding by mail, please sign, date and return this voting direction card promptly using the enclosed envelope.
Date:

Signature of Participant

Proxy Card	NORTHWEST AIRLINES CORPORATION 2700 Lone Oak Parkway Eagan, MN 55121

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders on April 23, 2004.

        The stockholder(s) named on this proxy card hereby appoint as proxies, Richard H. Anderson and Douglas M. Steenland, and each of them, with power of substitution, to vote as instructed below all shares of Series C Preferred Stock of Northwest Airlines Corporation held of record by the stockholder(s) on February 27, 2004 at the Annual Meeting of Stockholders to be held on April 23, 2004, and at any adjournments thereof. This Proxy authorizes each proxy to vote at his discretion on any other matter that may properly come before the meeting or any adjournment thereof. If no specific voting instructions are given, the shares will be voted as recommended by the Board of Directors.

The Board of Directors recommends a vote "FOR" Item 1
1.	ELECTION OF SERIES C DIRECTORS: Nominees: Ray W. Benning, Jr., George J. Kourpias and Michael G. Ristow	/ / FOR	/ / AGAINST	/ / ABSTAIN
The Board of Directors recommends a vote "AGAINST" Item 2
2.	STOCKHOLDER PROPOSAL REGARDING STOCKHOLDER RIGHTS PLAN:	/ / FOR	/ / AGAINST	/ / ABSTAIN
3.	In their discretion, the proxies named above are authorized to vote upon such other matters as may properly come before the meeting.

(Continued, and to be signed and dated on reverse side)

THIS PROXY, WHEN PROPERLY SIGNED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN, IT WILL BE VOTED "FOR" ITEM 1 AND "AGAINST" ITEM 2. THE PROXIES ARE AUTHORIZED TO VOTE THIS PROXY IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

/ / Check this box if you plan to attend the Annual Meeting.	Certification:
Pursuant to federal law and Northwest's Restated Certificate of Incorporation, Northwest's voting stock is subject to certain foreign ownership restrictions. By signing below, you represent that you are a United States citizen as that term is defined in the Federal Aviation Act or that the shares of stock represented by this Proxy have been registered on the Foreign Stock Registry of the Company.
PLEASE SIGN exactly as name or names appear on this proxy card. When signing as attorney, executor, administrator, trustee, custodian, guardian or corporate officer, please give full title. If shares are held by joint tenants, both should sign this proxy card.
Date:
Please sign, date and return this proxy card promptly using the enclosed envelope. No postage is required if mailed in the United States.
Signature

QuickLinks

TABLE OF CONTENTS
GENERAL INFORMATION
BENEFICIAL OWNERSHIP OF SECURITIES
INFORMATION ABOUT OUR BOARD OF DIRECTORS
REPORT OF THE AUDIT COMMITTEE
RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS
ITEM 1 ELECTION OF DIRECTORS
ITEM 2 STOCKHOLDER PROPOSAL
EXECUTIVE COMPENSATION
PERFORMANCE GRAPH
2005 ANNUAL MEETING
NORTHWEST AIRLINES CORPORATION AUDIT COMMITTEE CHARTER